Exhibit 10.1

OFFICE LEASE

by and between

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of the Real Estate Account

(“Landlord”)

and

HALLMARK FINANCIAL SERVICES, INC.

(“Tenant”)

Dated as of

______________________, 2018

Office lease

THIS OFFICE LEASE (this “Lease”) is made between Teachers Insurance and Annuity Association of America, a New York corporation, for the benefit of the Real Estate Account (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Property”). The term “Centre” shall mean the Building, the Land, the other office buildings, the parking garages and the land owned by Landlord located between LBJ Freeway, the Dallas North Tollway, Harvest Hill Lane and Noel Road.

BASIC LEASE PROVISIONS

1.	Tenant:	Hallmark Financial Services, Inc., a Nevada corporation (“Tenant”)

2.	Building:	Two Lincoln Centre 5420 LBJ Freeway Dallas, Texas 75240

3.	Description of Premises:	Suites 1010 and 1100 (the “1100 Premises”) and Suite 380 (the “380 Premises”)

	Rentable Area of Premises:	Approximately 50,172 square feet of Rentable Area; the 1100 Premises contains approximately 47,172 square feet of Rentable Area and the 380 Premises contains approximately 3,000 square feet of Rentable Area

	Rentable Area of Building:	Approximately 612,462 square feet (subject to Paragraph 18)

4.	Tenant’s Proportionate Share:	7.70% (47,172 rsf / 612,462 rsf) (See Paragraph 3) (Tenant’s Proportionate Share is calculated based on the number of square feet of Rentable Area in the 1100 Premises only)

5.	Base Rent:	(See Paragraph 2)

1100 Premises

Lease Months	Annual Base Rent/RSF	Monthly Base Rent
1 – 24	$31.00	$121,861.00*
25 – 36	$31.50	$123,826.50
37 – 48	$32.00	$125,792.00
49 – 60	$32.50	$127,757.50
61 – 72	$33.00	$129,723.00
73 – 84	$33.50	$131,688.50
85 – 96	$34.00	$133,654.00
97 – 108	$34.50	$135,619.50
109 – 120	$35.00	$137,585.00
121 – 132	$35.50	$139,550.50
133 – 144	$36.00	$141,516.00
145 – 156	$36.50	$143,481.50

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*Base Rent for the 1100 Premises during Lease Months 1 through 12 will be conditionally abated in accordance with Paragraph 20(ff).
380 Premises

Lease Months	Annual Base Rent/RSF	Monthly Base Rent
1 – 60	$17.00	$4,250.00*
61 – 72	$17.25	$4,312.50
73 – 84	$17.50	$4,375.00
85 – 96	$17.75	$4,437.50
97 – 108	$18.00	$4,500.00
109 – 120	$18.25	$4,562.50
121 – 132	$18.50	$4,625.00
133 – 144	$18.75	$4,687.50
145 – 156	$19.00	$4,750.00

*Base Rent for the 380 Premises during Lease Months 1 through 48 will be conditionally abated in accordance with Paragraph 20(ff).

6.	Base Rent Installment Payable Upon Execution:	$126,111.00

7.	Security Deposit Payable Upon Execution:	$148,231.50, in cash (See Paragraph 2(c))

8.	Base Year for Operating Expenses:	Calendar year 2019 (See Paragraph 3)

9.	Initial Term:	One hundred fifty-six (156) Lease Months, commencing on the Commencement Date and ending on the last day of the 156th Lease Month. The term "Lease Month" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for which Base Rent is payable. (See Paragraph 1)

10.	Commencement Date:	June 1, 2019

11.	Expiration Date:	May 31, 2032

12.	Broker(s) (See Paragraph 19(k)):

	Landlord’s Broker:	Cushman & Wakefield of Texas, Inc.

	Tenant’s Broker:	CBRE, Inc.

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13.	Number of Parking Spaces:	Two hundred fifty-one (251) unreserved parking spaces in the east and west parking garages serving the Centre (the "Garage Spaces") at $75.00 per Garage Space per month (plus tax). Tenant may convert up to twelve (12) unreserved Garage Spaces to reserved spaces in the parking garage located beneath the Building at $150.00 per reserved space per month (plus tax). Tenant may convert up to twenty-five (25) of the Garage Spaces to reserved spaces in the Centre's east or west parking garage at $150.00 per space per month. So long as there is no event of default that remains uncured beyond any applicable notice and cure period, the rental for the unreserved Garage Spaces will be abated during the Initial Term. Following such event of default, upon notice by Landlord, rental for the unreserved Garage Spaces will commence effective on the date of Tenant's event of default. (See Paragraph 18).

14.	Addresses for Notices:

To: TENANT: Prior to occupancy of the Premises: Hallmark Financial Services, Inc. 777 Main Street, Suite 1000 Fort Worth, TX 76102 Attn: Jeff Passmore, Senior Vice President & Chief Accounting Officer

To: LANDLORD:

Property Management Office:

Teachers Insurance and Annuity Association of
America for the benefit of the Real Estate Account
Attn: Property Manager
5430 LBJ Freeway, Suite 200
Dallas, Texas 75240

With copy to:

Cushman & Wakefield of Texas, Inc.
2101 Cedar Springs, Suite 900
Dallas, TX  75201
Attn: Senior Managing Director, D/FW Lead, Investor Services

After occupancy of the Premises: Hallmark Financial Services, Inc. 777 Main Street, Suite 1000 Fort Worth, TX 76102 Attn: Jeff Passmore, Senior Vice President & Chief Accounting Officer	With respect to any default notice, a copy must be sent on the same date and by the same method as sent to Landlord to:

Munsch Hardt Kopf & Harr, P.C.
Attn:  Ian M. Fairchild
3800 Lincoln Plaza
500 N. Akard Street
Dallas, Texas 75201-6659

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15.	Address for Payment of Rent:

All payments payable under this Lease shall be sent to Landlord at:

TIAA-CREF Lincoln Centre #6239 Collection
P. O. Box 840029
Dallas, Texas 75284

or to such other address as Landlord may designate in writing.

16.	Guarantor:	None

17.	Tenant Improvement Allowance:	Up to $3,386,610.00 (See Exhibit B)

18.	The “State” is the state, commonwealth, district or jurisdiction in which the Building is located.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraph 1 through Paragraph 20 which follow) and the following exhibits and addenda, all of which are incorporated herein by this reference:

Exhibit A-1	Floor Plan of the Premises
Exhibit A-2	Legal Description of the Property
Exhibit B-1	Landlord Work Letter
Exhibit B-2	Tenant Work Letter
Exhibit C	Building Rules and Regulations
Exhibit D	Form Tenant Estoppel Certificate
Exhibit E	Tenant’s Commencement Letter
Exhibit F	Renewal Option
Exhibit G	Right of First Refusal
Exhibit H	Reduction Option
Exhibit I	Termination Option
Exhibit J	Signage
Exhibit K	Rooftop Rights
Exhibit L	Temporary Space

In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

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STANDARD LEASE PROVISIONS

1.                   TERM; REMEASUREMENT; BENEFICIAL OCCUPANCY

(a)                 The Initial Term of this Lease and the Rent (defined below) shall commence on June 1, 2019 (the “Commencement Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein (the “Expiration Date”). Unless Landlord is terminating this Lease prior to the Expiration Date in accordance with the provisions hereof, Landlord shall not be required to provide notice to Tenant of the Expiration Date. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease.

(b)                The Premises will be delivered to Tenant when the Turnover Work has been Substantially Completed, such date being the “Possession Date”. Landlord estimates that the Possession Date will occur on or before November 1, 2018 (the “Estimated Possession Date”). If the Possession Date is delayed or otherwise does not occur on the Estimated Possession Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; however, (i) if the Possession Date does not occur on or before November 1, 2018 for any reason other than force majeure or Tenant Delays, the Commencement Date shall be delayed one day for each day that the Possession Date does not occur, and (ii) if the Possession Date occurs on or after December 1, 2018, the Commencement Date shall be delayed two days for each day following December 1, 2018 that the Possession Date does not occur. The terms “Turnover Work” and “Substantial Completion” or “Substantially Completed” are defined in the attached Exhibit B-1 Landlord Work Letter. “Tenant Delays” consist of those delays defined in Exhibit B-1.

(c)                 Within ten (10) days following Landlord’s written request therefor, Landlord shall prepare and deliver to Tenant, Tenant’s Commencement Letter in the form of Exhibit E attached hereto (the “Commencement Letter”), which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the Commencement Letter to Landlord within ten (10) days of its receipt from Landlord, the Commencement Letter as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Commencement Letter. Failure of Landlord to send the Commencement Letter shall have no effect on the Commencement Date.

(d)                Landlord and Tenant stipulate and agree that the square feet of Rentable Area in the Premises and Building are correct and shall not be remeasured; provided, within thirty (30) days following substantial completion of the Turnover Work, the Premises shall be measured, at Landlord’s cost, by an engineer or architect reasonably satisfactory to both parties using the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010, Method B (the “BOMA Method”), and Tenant shall be entitled, at Tenant’s cost, to verify such measurements using the BOMA Method prior to commencement of the Tenant Finish Work (defined on Exhibit B-2). The area stipulated herein shall be fully applicable and binding on the parties until after such time as the required measurement is effected, following which event the new measurements, if they differ from those herein set forth, shall be applicable. In addition, if additional space is added to the Premises during the Lease Term, such additional space shall be measured in accordance with the BOMA methodology then used by Landlord.

(e)                 Tenant may occupy the Premises sixty (60) days prior to the Commencement Date for the purpose of installing Tenant’s furniture, fixtures, and equipment in the Premises (“Early Possession Period”). Tenant’s occupancy of the Premises during the Early Possession Period will be subject to all of Tenant’s obligations under this Lease (except that Tenant will not be obligated to pay Base Rent, Tenant’s Proportionate Share of Electrical Costs, or Tenant’s Proportionate Share of Operating Expenses during such early occupancy). In addition, Tenant may occupy the Premises thirty (30) days prior to the Commencement Date for the purpose of conducting business therefrom (“Beneficial Occupancy Period”). Tenant’s occupancy of the Premises during the Beneficial Occupancy Period will be subject to all of Tenant’s obligations under this Lease, including Tenant’s obligation to pay Tenant’s Proportionate Share of Electrical Costs (except that Tenant will not be obligated to pay Base Rent or Tenant’s Proportionate Share of Operating Expenses during such early occupancy). Tenant shall provide Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease for all insurance required to be provided hereunder prior to entering the Premises. Tenant hereby releases and discharges Landlord, its contractors, agents, employees and manager from and against any and all claims of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during the Early Possession Period or the Beneficial Occupancy Period. Landlord makes no representation or warranty about safety of the Premises during the Early Possession Period or the Beneficial Occupancy Period, as construction and other activities will be ongoing.

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2.                   BASE RENT AND SECURITY DEPOSIT

(a)                 Tenant agrees to pay during each month of the Lease Term as Base Rent (“Base Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions.

(b)                Except as expressly provided to the contrary herein, Base Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each Lease Month thereafter until the expiration of the Lease Term. The first full monthly installment of Base Rent shall be payable upon Tenant’s execution of this Lease and applied, with regard to the 1100 Premises, to Base Rent for Lease Month 13, and, with regard to the 380 Premises, to Base Rent for Lease Month 49. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Base Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c)                 Within five (5) business days after Landlord’s delivery of the fully executed Lease, Tenant has paid or will pay Landlord the security deposit (the “Security Deposit”) in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant, if applicable. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.

If an event of default occurs that is not cured within any applicable notice and cure period, including, without limitation, the provisions relating to the payment of Rent or the cleaning and restoration of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the terms hereof, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s event of default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s event of default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following an event of default by Tenant hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. Notwithstanding anything in this Lease or under Texas law to the contrary, Tenant hereby waives Section 93.004 - 93.011 of the Texas Property Code as such sections of the Texas Property Code relate to the Security Deposit under this Lease.

If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the appropriate amount, as determined hereunder. If Tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Lease Term; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full. Tenant also waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean and restore the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any Tenant Affiliates (as defined in Paragraph 6(g)(i) below).

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(d)                The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions. Upon the request of Landlord during any extension or renewal of the Initial Term, Landlord’s space planner shall verify the exact number of square feet of Rentable Area in the Premises. If during any extension or renewal of the Initial Term there is a variation from the number of square feet specified in Item 3 of the Basic Lease Provisions, Landlord and Tenant shall execute an amendment to this Lease for the purpose of making appropriate adjustments to the Base Rent, the Security Deposit, Tenant’s Proportionate Share and such other provisions hereof as shall be appropriate under the circumstances.

3.                   ADDITIONAL RENT

(a)                 If Operating Expenses (defined below) for any calendar year during the Lease Term exceed Base Operating Expenses (defined below), Tenant shall pay to Landlord as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of such excess. In addition to payment of Tenant’s Proportionate Share of Operating Expenses, Tenant shall also pay to Landlord as part of Additional Rent, Tenant's Proportionate Share of Electrical Costs (defined below).

(b)                “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 19, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 19, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area for lease to third parties in the Building, as determined by Landlord pursuant to Paragraph 19.

(c)                 “Base Operating Expenses” means all Operating Expenses incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year in Item 8 of the Basic Lease Provisions.

(d)                “Operating Expenses” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Property plus all operating expenses of the Exterior Common Areas (defined below), exclusive of Electrical Costs (defined below) during or allocable to the Lease Term, including without limitation, the following:

(i)                  All real property taxes, assessments, license fees, excises, levies, charges, assessments, both general and special assessments, or impositions and other similar governmental ad valorem or other charges (including the franchise tax set forth in V.T.C.A. Tax Code Section 171.0001 et seq., as the same may be amended or recodified from time to time) levied on or attributable to the Property or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, “Real Estate Taxes”). If Real Estate Taxes are not assessed separately for the Centre, but rather are assessed as part of a larger parcel owned by Landlord, Landlord will apportion Real Estate Taxes to the Centre based on the assessed value of the Centre as a percentage of the assessed value of the entire tax parcel. Margin taxes will be included in the Base Year. The amount of margin taxes included in the Operating Expenses in any year will not exceed Landlord’s gross margin tax obligation for such year multiplied by a percentage, the numerator of which is Landlord’s gross revenue from the Centre in such year and the denominator of which is Landlord’s gross revenue from all sources. Real Estate Taxes shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Property, the Premises, or on the occupancy or use of space in the Property or the Premises; (B) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; and (C) related to any transportation plan, fund or system instituted within the geographic area of the Centre or otherwise applicable to the Premises, the Property, the Centre or any portion thereof. Real Estate Taxes shall also include for any year, the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Real Estate Taxes. Real Estate Taxes shall expressly include any tax, assessment or similar charge on the rents or profits from the Premises or Building levied against Landlord and/or the Property in lieu of other real estate taxes on the Property or otherwise as a result of property tax reform in the State of Texas, but shall not otherwise include any estate, inheritance, successor, transfer, gift, corporation or income tax imposed by the State or federal government on Landlord.

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(ii)                The cost of services and utilities other than Electrical Costs (including taxes and other charges incurred in connection therewith) provided to the Premises, the Property or the Centre, including, without limitation, water, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, window cleaning, maintenance and repair of services areas, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, wind, hurricane, terrorism, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk or Causes of Loss  Special Form coverage insurance for up to the full replacement cost of the Property and such other insurance as is customarily carried by operators of other similar Class-A office buildings in the Lower Tollway submarket, to the extent carried by Landlord in its reasonable discretion, and the deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who directly perform services connected with the operation, maintenance, repair or replacement of the Property; any association assessments, costs, dues and/or expenses relating to the Property, personal property taxes on and maintenance and repair of equipment and other personal property directly used in connection with the operation, maintenance or repair of the Property; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Property; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Property; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) (not to exceed three percent (3%) of the gross revenues of the Centre); the maintenance of any easements or ground leases benefiting the Property, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Property; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Property by Landlord that improve life-safety systems or reduce operating expenses, such costs to be amortized over the useful life thereof as determined in accordance with GAAP (hereinafter defined), and the costs to replace items which Landlord would be obligated to maintain under the Lease (such costs to be amortized over the useful life thereof as determined in accordance with GAAP), together with interest thereon at the rate of eight percent per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of funding such improvements); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Area (defined below) repair, operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, reasonably deemed appropriate by Landlord.

(iii)              As used herein, the term “Exterior Common Areas” means that portion of the Property (and other tracts of real property comprising the Centre) which are not located within the Building (or other building in the Centre) and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building (or the Centre) generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation, all parking areas (enclosed or otherwise) and all streets, sidewalks, walkways, and landscaped areas.

(iv)               The following items shall be excluded from Operating Expenses:

(A)               Promotional expenditures, leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with marketing and leasing space in the Property, resolving disputes with present or past tenants in Building, renovating or improving vacant space in the Property for tenants or prospective tenants of the Property;

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(B)               costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C)               Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rent and Operating Expenses payable under the lease with such tenant or other occupant;

(D)               any depreciation or amortization of the Property except as expressly permitted herein;

(E)                costs incurred due to a violation of Law (defined below) by Landlord or Landlord’s employees, agents, contractors or invitees or a violation of any terms of a lease by Landlord or another tenant relating to the Property;

(F)                interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money and rental under any ground or underlying lease or leases;

(G)               all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Expenses;

(H)               repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible);

(I)                  expenditures for capital improvements, capital alterations or replacements, capital equipment, and capital tools, except for amortization of the cost, together with interest at the actual rate paid by Landlord, of furnishing and installing capital investment items that are: (i) primarily for the purpose of reducing Operating Expenses or avoiding increases in Operating Expenses (provided Landlord reasonably estimates at the time of installing or furnishing the capital investment item that the reduction in, or avoidance of, Operating Expenses resulting from the capital investment item will equal or exceed the amortization cost of the capital item); or (ii) required by applicable Laws not in effect or applicable to the Centre on the date of this Lease. All such costs will be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined in accordance with general accepted accounting principles, consistently applied (“GAAP”), not to exceed ten (10) years;

(J)                 legal expenses incurred for (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Landlord from such tenant, or (iv) the development and/or construction of the Property;

(K)               repairs directly resulting from any defect in the original design or construction of the Property;

(L)                Specific costs billed to and to be paid by specific tenants (other than Tenant);

(M)              Repairs or other work occasioned by fire, windstorm, or other casualty of an insurable nature or by exercise of the right of eminent domain;

(N)               Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant;

(O)               Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Property, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate;

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(P)        Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

(Q)        Costs of sculpture, paintings, or works of art;

(R)        Costs of correcting structural and other defects in the construction of the Building (including, without limitation, latent defects) or in the Centre equipment;

(S)        Wages, salaries, or other compensation of any kind or nature paid to any executive employees above grade of property manager;

(T)        Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building;

(U)        State, local, or federal personal or corporate income taxes measured by the income of Landlord from all sources or from sources other than rent alone, estate and inheritance taxes, succession and transfer taxes and interest on taxes and penalties resulting from failure to pay Real Estate Taxes. Further, the amount of tax expenses paid by Tenant and attributable to tenant improvements, or tax expenses in connection with other alterations, additions, substitutions, and improvements done by or for the tenants or directly received by Landlord from such other tenants;

(V)        Expenses and costs relating in a way whatsoever to the identification, testing, monitoring, control, encapsulation, removal, replacement, repair and abatement of asbestos, polychlorinated biphenyl’s or any other Hazardous Material within, under, on or otherwise part of the Centre, except to the extent brought into the Centre by Tenant or Tenant’s employees, agents, contractors or invitees;

(W)        Landlord’s insurance for personal property which is not located in the Centre nor exclusively used in connection therewith;

(X)        Costs, including permit, license, and inspection costs, incurred with respect to the installation of leasehold improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting, or redecorating space leased by or available for leasing to other tenants or occupants of the Building;

(Y)        Landlord’s general corporate overhead and administrative (including travel and entertainment) expenses not relating to the Centre management;

(Z)        The purchase and installation costs of signs in or on the Centre identifying the owner of the Centre or any tenant of the Centre, except the main directory;

(AA)           Electric power costs for which any tenant directly contracts (by separate meter or otherwise) with the local public service company;

(BB)           Tax and/or assessment penalties and interest and late charges incurred as a result of Landlord’s negligence or inability or unwillingness or failure for any reason to make such payments when due;

(CC)           All costs and expenses incurred in connection with or relating to any retail space in the Centre to the extent there is a direct charge for such costs and expenses to such retail space tenants;

(DD)          Any reserve for operating costs until funds are actually disbursed from such reserve for payment of actual operating costs and not for bad debt or uncollected rent;

(EE)            All costs incurred in connection with the sale, financing, refinancing, mortgaging or other change in ownership or interest in the Centre or any portion thereof;

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(FF)            Landlord’s or Centre’s charitable or political contributions;

(GG)          Costs incurred as a result of Landlord’s or its employees’, agents, contractors’ or invitees’ gross negligence or willful misconduct;

(HH)          Legal, accounting, consulting or other services fees or expenses other than those which benefit the Centre tenants generally, such as Real Estate Tax disputes;

(II)             All expenses related to the defense of Landlord’s title to the Centre or any portion thereof;

(JJ)            Any cost which would entity Landlord to a “double recovery” of any other costs for which Landlord is directly reimbursed;

(KK)         Any flowers, balloons or other gifts provided to any entity including, without limitation, Tenant;

(LL)           Any entertainment, travel, dining or other expenses for any purpose;

(MM)        Costs of any magazine, newspaper, trade, association or other subscription or membership, other than the Centre’s annual membership dues in the local Building Owners and Managers Association;

(NN)          Costs to relocate any tenants; and

(OO)          Any rental, imputed rental or associated expenses for any management office space that exceeds 2,500 rentable square feet.

(e)                 Operating Expenses for any calendar year during which actual occupancy of the Property is less than ninety-five percent (95%) of the Rentable Area of the Property shall be appropriately adjusted to reflect ninety-five percent (95%) occupancy of the existing Rentable Area of the Property during such period. In determining Operating Expenses, if any services or utilities are separately charged to tenants of the Property or others, Operating Expenses shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Property operating hours. Operating Expenses for the Tenant’s Base Year for Operating Expenses (as defined in Item 8 of the Basic Lease Provisions) shall not include Operating Expenses attributable to temporary market-wide labor-rate increases and/or utility rate increases due to extraordinary circumstances, including, but not limited to Force Majeure, conservation surcharges, boycotts, embargoes, or other shortages. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3. In addition, Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Centre and/or on a building-by-building basis (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated. Notwithstanding the foregoing provisions of this Paragraph 3, Landlord will not require Tenant to pay Operating Expenses for the 380 Premises.

(f)                  The term “Electrical Costs” shall mean the aggregate cost of electricity to the Building reduced by the cost of any extraordinary electrical use by other tenants of the Building where such costs are charged to such tenants. The calculation of Electrical Costs is based on Standard Building Capacity (defined in Section 7(a)(viii). Landlord may from time to time deliver to Tenant an invoice for such pro rata share of Electrical Costs and Tenant shall make payment of such amount to Landlord within three (3) days of delivery of the invoice. Landlord, from time to time, shall also have the option to make a good faith estimate of Tenant’s pro rata share of the Electrical Costs for each upcoming year and, upon thirty (30) days’ written notice to Tenant, may require the monthly payment of Base Rent to be adjusted in accordance with such estimate. Any amounts paid based on such an estimate shall be subject to adjustment as hereafter provided in Paragraph 3(g) (applied to Electrical Costs) when actual Electrical Costs are available for such year. Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the Electrical Costs for such period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant within thirty (30) days of written notice from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(f) or refunded to Tenant, if requested by Tenant.

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(g)                Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant’s Proportionate Share of excess Operating Expenses, if any, for the Property for the ensuing year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. Landlord may adjust its estimate by notice to Tenant at any time during the applicable calendar year if actual Operating Expenses are substantially different from the estimate, and thereafter payments by Tenant under this subparagraph 3(g) adjust accordingly. Within a reasonable period after the end of each calendar year, Landlord shall deliver to Tenant a statement indicating in reasonable detail the actual excess Operating Expenses for the prior calendar year. If the estimated payments made by Tenant during the prior calendar year exceed Tenant’s Proportionate Share of actual excess Operating Expenses for that year, Landlord shall credit the difference against the next ensuing installments of estimated payments by Tenant hereunder. If the estimated payments made by Tenant during the prior calendar year are less than Tenant’s Proportionate Share of actual excess Operating Expenses for that year, Tenant shall pay, as Additional Rent, the amount of the difference to Landlord in cash within thirty (30) days after delivery of any invoice therefor by Landlord accompanied by a statement of the actual excess Operating Expenses for that year. Tenant’s obligation to pay Tenant’s pro rata share of the excess Operating Expenses survives the termination or expiration of this Lease.

(h)                All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Property or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Expenses.

(i)                  Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, Alterations, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Property is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

(j)                  Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of excess Operating Expenses or Electrical Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair the continuing obligations of Tenant under this Paragraph 3. Tenant, an officer of Tenant or Tenant's certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm or any other person to audit Landlord as set forth under this Paragraph who is compensated or paid for such audit on a contingency basis and (b) if Tenant hires or employs an independent party to perform such audit, then upon request of Landlord, Tenant shall provide Landlord with a copy of the engagement letter [which may be redacted as to the hourly rate being charged] or a certified statement by the party performing the audit that such audit is not being performed on a contingency basis) shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's office. Within fifteen (15) business days of Tenant’s written notice to Landlord of its desire to review Landlord’s books and records, Landlord shall make available to Tenant a full and complete copy of the Building’s general ledger, and all escalation worksheets and their supporting documentation for the applicable calendar year. If, after the review of such documentation, Tenant desires additional information of Landlord’s books and records including but not limited to, invoices paid by Landlord or service contracts, Landlord shall reasonably cooperate with Tenant.  Tenant, Tenant’s employees and agents, may make and retain photo copies of such records provided that Tenant keeps such copies confidential and does not show or distribute such copies to any other tenants in the Building. The auditor's report reflecting the results of Tenant's audit shall be delivered to Landlord following the completion thereof. If the Tenant's audit reveals an overstatement of Tenant's Proportionate Share of the excess Operating Expenses or Electrical Costs by more than five percent (5%) in the aggregate for the calendar year in question, then Landlord will promptly reimburse Tenant for all reasonable and actual out-of-pocket costs incurred by Tenant in connection with Tenant's audit, up to $5,000; otherwise, Tenant shall be solely responsible for the payment of all costs of Tenant's audit unless Landlord delivers written notice of Landlord's dispute of the results of Tenant's audit within 30 days following the conclusion thereof. If Landlord timely delivers notice of a dispute of the results of Tenant's audit, then Landlord may elect to conduct a certification as to the proper amount of excess Operating Expenses and Electrical Costs and the amount due to or payable by Tenant, which certification shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant's Proportionate Share of excess Operating Expenses and Electrical Costs due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord's initial calculation of excess Operating Expenses and Electrical Costs to which Tenant is now objecting or affiliated with or employed by the same accounting firm as such accountant. Such certification shall be final and conclusive as to all parties ("Final Certification"). If the Final Certification reveals an overstatement of Tenant's Proportionate Share of the excess Operating Expenses or Electrical Costs by more than five percent (5%) in the aggregate for the calendar year in question, then Landlord shall promptly reimburse Tenant for all reasonable and actual out-of-pocket costs incurred by Tenant in connection with Tenant's initial audit as provided above; otherwise, Tenant shall be solely responsible for the payment of all costs of Tenant's initial audit. If the Final Certification reflects that Tenant's Proportionate Share of excess Operating Expenses and Electrical Costs were overcharged or undercharged in the audited calendar year, then Tenant shall pay to Landlord the amount of any underpayment or, if applicable, Landlord shall pay to Tenant the amount of any overpayment, in each case payment shall be made within thirty (30) days after receipt of Tenant's audit report. Tenant waives the right to dispute any matter relating to the calculation of excess Operating Expenses, Electrical Costs, or other Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the reconciliation statement with respect to excess Operating Expenses and Electrical Costs. Notwithstanding the preceding sentence, if the Final Certification for any calendar year reveals that Tenant's Proportionate Share of excess Operating Expenses and Electrical Costs were overstated for such calendar year in excess of five percent (5%) and Tenant did not conduct an audit during the previous calendar year, then Tenant may conduct an audit of Landlord's accounting records for the previous calendar year (only), by providing at least thirty (30) days’ notice to Landlord; such audit shall be subject to the terms of this Paragraph 3(j). In no event may any review or audit by Tenant cover periods before the Commencement Date. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord's accounting records and shall not disclose the same to any other person or entity except for Tenant's professional advisory representatives (such as Tenant's employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

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(k)                Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination, provided that it is made within three hundred sixty five (365) days after the end of the current calendar year, is made of Tenant’s Proportionate Share of excess Operating Expenses and Electrical Costs for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Operating Expenses and Electrical Costs paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord.

(l)                  Landlord and Tenant agree that each provision of this Lease for determining charges, amounts, and Additional Rent payments by Tenant is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(m)               The Base Rent, Additional Rent, late fees, and other amounts required to be paid by Tenant to Landlord hereunder (including the excess Operating Expenses) are sometimes collectively referred to as, and shall constitute, “Rent”.

(n)                For purposes of determining Tenant’s Proportionate Share of excess Operating Expenses, Controllable Operating Expenses (defined below) for any calendar year will be deemed not to increase over the amount of Controllable Operating Expenses during the Base Year by more than 5% per year, on a cumulative, compounding basis. The term “Controllable Operating Expenses” means all Operating Expenses except costs and expenses for taxes, insurance, and utilities, costs to Landlord resulting from compliance with applicable Laws not in effect or applicable to the Property as of the Commencement Date, any increases in expenses resulting from government-mandated wage increases, and any other cost outside the reasonable control of Landlord.

(o)                Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses during the first twelve (12) Lease Months of the Initial Term shall be conditionally abated in accordance with Paragraph 20(ff).

4.                   IMPROVEMENTS AND ALTERATIONS

(a)                 Except as otherwise provided in this Lease, Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term; provided, however, and notwithstanding the foregoing to the contrary, Landlord’s sole construction obligation under this Lease is set forth in the Landlord Work Letter attached hereto as Exhibit B-1.

(b)                Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent, except that no consent is required for any interior, non-structural Alteration(s) that costs less than $50,000, that does not affect Building systems and does not require issuance of any governmental permit. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to proposed Alterations requiring Landlord's consent, that (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not affect the structural portions of the Building; and, (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations, except as otherwise expressly provided for herein. Except as otherwise provided for herein, all Alterations shall be constructed at Tenant’s sole cost and expense, in a first class and good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval in accordance with the terms of this subsection (b). If Landlord fails to respond to Tenant's request for approval of the plans and specifications within ten (10) business days following (i) Tenant's written request therefor, and (ii) Landlord's receipt of Tenant's plans and specifications for any Alterations, then Tenant shall provide Landlord written notice of such failure. Landlord’s time period to respond with regard to any revisions to such plans and specifications shall be reduced to five (5) business day, unless Landlord requires that such plans be reviewed by a third party (e.g., the Building engineer), in which event such review period shall remain ten (10) business days. In no event will Landlord's failure to respond to Tenant's request for approval be deemed to approve any Alterations. Landlord does not require Tenant to use union labor. Landlord may monitor construction of the Alterations. Landlord is not obligated to monitor such construction, but may for its own benefit. There shall be no fee, mark-up, or any other charges by Landlord, direct or indirect, in connection with the Tenant Finish Work or Alterations during the Lease Term, except that, with respect to Alterations, Tenant shall reimburse Landlord for its actual and reasonable third (3rd) party out-of-pocket costs incurred by Landlord in connection with its review of Tenant’s plans and specifications.  Tenant has no obligation to utilize Landlord for construction management services nor any obligation to pay a fee to Landlord for construction management services throughout the Lease Term provided Tenant holds the construction contract and performs the Tenant Finish Work and Alterations in accordance with Landlord’s rules and regulations. Tenant shall not be responsible for any additional Building charges including but not limited to, freight elevator usage during normal Building hours, operator’s cost unless coordination is needed, loading dock fees during the Building’s normal dock operating hours, security guard charges unless needed, utility charges or any tap-in charges for connecting supplemental air conditioning or sprinklers that are required during construction of the Premises, in connection with Tenant’s construction or move-in, or in connection with the construction of Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Landlord may require that all life safety related work and all mechanical, electrical, plumbing and roof related work be performed by contractors designated by Landlord. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) were specified in writing for removal by Landlord at the time of its approval. In addition, Landlord will not obligate Tenant to remove its phone or data cabling. Unless communicated in writing by Landlord at time of its approval, Tenant shall not be required to remove special-use improvements in the Premises, which include without limitation, any supplemental HVAC units exclusively serving the Premises, UPS systems, and generators. Alterations not required to be removed will, at expiration of this Lease, become the property of Landlord. If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear and damages caused by casualty, condemnation or Landlord or its employees’, agents’, or contractors’ gross negligence or willful misconduct excepted. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors. Additionally, upon completion of any Alteration, Tenant shall provide Landlord, at Tenant’s expense, with a complete set of plans in reproducible form and specifications reflecting the actual conditions of the Alterations, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. Tenant shall pay to Landlord, as additional rent, the reasonable, out-of-pocket costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the Alterations and for the incorporation of such Alterations in the Landlord’s master Building drawings, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants.

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(c)                 Tenant shall keep the Premises, the Building and the Property free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant, except to the extent that such work was performed or materials furnished on Landlord’s or Landlord’s employees, contractors or agents behalf. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety reasonably acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall reasonably deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s out-of-pocket costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d)                NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES, THE BUILDING OR THE PROPERTY.

5.                   REPAIRS

(a)                 Landlord’s obligation with respect to repair as part of Basic Services shall be limited to (i) the structural portions of the Building, (ii) the exterior walls of the Building, including, without limitation, glass and glazing, (iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems [except for any lavatory, shower, toilet, wash basin and kitchen facilities that serve Tenant exclusively and any supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems)], (v) Common Areas, and (vi) exterior and structural portions and the mechanical and utility systems and equipment of the Building and Centre (which do not solely serve one tenant’s space). Landlord shall maintain the same in good condition and repair. Landlord shall not be deemed to have breached any obligation with respect to the condition of any part of the Property unless Tenant has given to Landlord written notice of any required repair and Landlord has not made such repair within a reasonable time following the receipt by Landlord of such notice. The foregoing notwithstanding: (i) Landlord shall not be required to repair damage to any of the foregoing to the extent caused by the acts or omissions of Tenant or it agents, employees or contractors, except to the extent covered by insurance carried by Landlord; and (ii) the obligations of Landlord pertaining to damage or destruction by casualty shall be governed by the provisions of Paragraph 9. Landlord shall have the right but not the obligation to undertake work of repair that Tenant is required to perform under this Lease and that Tenant fails or refuses to perform in a timely and efficient manner. All costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an administration fee equal to ten percent (10%) of such costs. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Centre. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

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(b)                Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors approved by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Centre made necessary by any gross negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, or contractors, except to the extent caused in whole or in part by or the result of LL’s or LL’s employees’, agents’ or contractors’ gross negligence. If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall within thirty (30) days after written demand pay Landlord for the cost thereof, together with an administration fee equal to ten percent (10%) of such costs.

(c)                 Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear and damages caused by casualty, condemnation or Landlord or its employees’, agents’, or contractors’ gross negligence or willful misconduct excepted. Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises any trade fixtures, furnishings and other personal property of Tenant. Tenant may remove above Building-standard fixtures installed by Tenant to serve the Premises, such as any raised floor system, UPS Systems, backup generators, and supplemental HVAC units, or any other fixtures or equipment necessary to operate Tenant’s business. If Tenant makes such election, then Tenant shall repair all damage caused by such removal. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

6.                   USE OF PREMISES

(a)                 Tenant shall use the Premises only for general, administrative and executive offices, all uses ancillary to general office uses, including a conference center, printing center, seminar/training rooms, and pantry and food service areas (but limited to Tenant’s by employees only), and all other lawful ancillary uses incidental thereto, and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion. Landlord represents that, as of the date of this Lease, it is the fee simple owner of the Centre.

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(b)                Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any unique use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Centre, or (ii) the use, Alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. Landlord represents to Tenant that, as of the date of this Lease, the Building is in material compliance with the provisions of the Americans With Disabilities Act of 1990 (as amended) (the "ADA") and the Texas Architectural Barriers Act (as amended) [Tex. Rev. Civ. Stat. Ann. Art. 9102 ] (the "TABA"); if, subsequent to the date of this Lease, the Building is not in compliance with the ADA or the TABA for any reason other than Tenant's particular use of the Premises, any Alteration performed by or at the request of Tenant (including the Tenant Finish Work), or as the result of any act or omission by a Tenant Party, Landlord will remedy such default at no expense to Tenant. This Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Centre and all covenants, conditions and restrictions affecting the Premises, the Building or the Centre, including, but not limited to, Tenant’s execution of any subordination agreements requested by a mortgagee (which for purposes of this Lease includes any lender or grantee under a deed of trust) of the Premises, the Building or the Property.

(c)                 Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the state or the city or county in which the Centre is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise promptly commence remedying such violation). The failure by Tenant to discontinue such use within any applicable notice and cure period shall be considered an event of default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d)                Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk, Causes of Loss – Special Form or other insurance policy covering the Building, the Property and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, within thirty (30) days after written demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(e)                 Tenant shall not in any way unreasonably interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Centre. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Centre. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) five (5) persons per 1,000 square feet of Rentable Area, or (ii) the maximum density permitted by Law. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building, the Property or the Centre.

(f)                  Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall reasonably cooperate with Landlord and other tenants in the Building and the Centre with respect to access control and other safety matters.

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(g)                As used herein, the term “Hazardous Material” means any (a) oil or any other petroleum-based substance, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Property or the Centre or to persons on or about the Property or the Centre or (ii) cause the Property or the Centre to be in violation of any Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; and the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Property or the Centre or the owners and/or occupants of property adjacent to or surrounding the Centre, or any other Person coming upon the Centre or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment. The term “Permitted Hazardous Materials” shall mean Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size in the comparable office buildings, but only if and to the extent that such supplies are transported, stored and used in full compliance with all applicable laws, ordinances, orders, rules and regulations and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all applicable laws, ordinances, orders, rules and regulations or which is not in any respect safe and prudent shall not be deemed to be “Permitted Hazardous Materials” for the purposes of this Lease. If Hazardous Materials in violation of Laws, friable asbestos or PCBs are discovered in the Premises while Tenant is performing the Tenant Finish Work, Landlord will remove such Hazardous Materials, asbestos and/or PCBs and remediate in accordance with applicable Laws at Landlord's expense and not as an Operating Expense or as a cost applied against the Allowance (defined in Exhibit B-2). To Landlord’s current actual knowledge, without independent investigation or inquiry, Landlord has not received written notice from any applicable governmental authority that the Premises or the Centre are in violation of any applicable Law related to Hazardous Materials. Landlord represents and warrants that, as of the date of this Lease, it has no knowledge of any Hazardous Materials in, on or under the Centre which are in violation of applicable Laws.

(h)                Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”) shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or by Tenant Affiliates without the prior written consent of Landlord (which may be granted, conditioned or withheld in the sole discretion of Landlord), save and except only for Permitted Hazardous Materials, which Tenant or Tenant Affiliates may bring, store and use in reasonable quantities for their intended use in the Premises, but only in full compliance with all applicable laws, ordinances, orders, rules and regulations. On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Materials (including, without limitation, Permitted Hazardous Materials), regardless of whether such Hazardous Materials are present in concentrations which require removal under applicable laws, except to the extent that such Hazardous Materials were present in the Premises as of the Commencement Date and were not brought onto the Premises by Tenant or Tenant Affiliates.

(i)                  Except to the extent caused by or the result of Landlord’s or Landlord’s employees’, agents’, or contractors’ gross negligence or willful misconduct, Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates. Landlord waives any claims that it may have against Tenant related to any Hazardous Materials in, on or under the Premises and the Centre prior to the date of this Lease. Landlord waives any claims that it may have against Tenant related to any Hazardous Materials in, on or under the Premises and the Centre prior to the date of this Lease to the extent the same is not located at the Premises or the Centre due to the act or omission of Tenant or any Tenant Affiliate.

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(j)                  In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(k)                Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7.                   UTILITIES AND SERVICES

(a)                 Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in this Paragraph 7(a) (collectively the “Basic Services”):

(i)                  Tepid water at those points of supply provided for general use of other tenants in the Building;

(ii)                During Business Hours, Monday through Friday, and Saturday during Business Hours, central heat and air conditioning in season, at such temperatures and in such amounts as are considered standard for comparable Class-A office buildings in the Lower Tollway submarket or as may be permitted or controlled by applicable laws, ordinances, rules and regulations;

(iii)              Maintenance, repairs, structural and exterior maintenance (including, without limitation, exterior glass and glazing), painting and electric lighting service for all Common Areas of the Building in the manner and to the extent standard for comparable Class-A office buildings in the Lower Tollway submarket, subject to the limitation contained in Paragraph 5(a) above;

(iv)               Janitorial service on a five (5) day week basis, excluding Holidays (provided, following the written request of Tenant, Landlord shall cause such services to be performed after 8 p.m. on weekdays, excluding Holidays);

(v)                Electrical Services as follows:

(A)               Landlord will provide the necessary facilities to supply (i) two (2) watts per square foot of usable area within the Premises, at 277 volts, for Tenant's fluorescent lighting and (ii) four (4) watts per square foot of usable area within the Premises, at 120 volts, for Tenant's receptacle/equipment loads (excluding Tenant's dedicated circuits). Collectively, Tenant's lighting and receptacle/equipment shall not have an electrical design load greater than an average of six (6) watts per square foot of usable area within the Premises ("Standard Building Capacity").

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(B)               The electrical facilities in the Building available for Tenant's use are (i) 277/480 volts, 3 phase, for large equipment loads and fluorescent lighting; and (ii) 120/208 volts, 3 phase, for small equipment loads and incandescent lighting. Tenant shall notify Landlord, in writing, of any equipment that has a rated electrical load greater than 500 watts and/or that requires a service voltage other than 120 volts, and Landlord's written approval shall be required with respect to the installation of any such high electrical consumption equipment in the Premises.

(vi)               All Building standard fluorescent bulb replacement for Building standard fixtures in the Premises and fluorescent and incandescent bulb replacement in the Common Areas.

(vii)             Public elevator service on a 24/7 basis, 365 days per year (provided that Landlord may reasonably limit the number of operating elevators during non-Building Hours) and a freight elevator serving the floors on which the Premises are situated, during Building Hours and other reasonable hours designated by Landlord.

(b)                Landlord shall provide to Tenant at Tenant’s sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services (collectively the “Extra Services”):

(i)                  Such extra cleaning and janitorial services requested by Tenant, and agreed to by Landlord, for special improvements or Alterations;

(ii)                Subject to Paragraph 7(d) below, additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that typically provided by the Building;

(iii)              Maintaining and replacing lamps, bulbs, and ballasts in the Premises other than as listed in subparagraph (a) above;

(iv)               Heating, ventilation, air conditioning or extra electrical service provided by Landlord to Tenant (i) during hours other than Business Hours, (ii) on Saturdays (after Business Hours), Sundays, or Holidays, said heating, ventilation and air conditioning or extra service to be furnished solely upon the prior written request of Tenant given with such advance notice as Landlord may reasonably require; Tenant shall pay to Landlord Landlord’s standard charge for overtime HVAC on an hourly basis (which is currently $50.00 per hour per floor, with a two (2) hour minimum); and

(v)                Any Basic Service in amounts determined by Landlord to exceed the amounts required to be provided above, but only if Landlord elects to provide such additional or excess service. Tenant shall pay Landlord the cost of providing such additional services (or an amount equal to Landlord’s reasonable estimate of such cost, if the actual cost is not readily ascertainable) together with an administration fee equal to ten percent (10%) of such cost, within ten (10) days following presentation of an invoice therefore by Landlord to Tenant. The cost chargeable to Tenant for all extra services shall constitute Additional Rent.

(c)                 Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and Basic Services described herein. Landlord agrees to apply such regulations and requirements in a non-discriminatory manner. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements. The term “Business Hours” shall be deemed to be Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturday from 8:00 A.M. to 1:00 P.M., excepting Holidays. The term “Holidays” shall be deemed to mean and include New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

(d)                Tenant may install sub-metered supplemental heating, ventilation, air conditioning to serve the Premises in accordance with the provisions of Paragraph 4(b).

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(e)                 If Tenant requires utilities in excess of Standard Building Capacity or services in quantities greater than or at times other than that generally furnished by Landlord as set forth above, Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord’s actual charge for such use. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s reasonable judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable within thirty (30) days after written demand. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Property, and (iii) shall not cause or create a dangerous or hazardous condition or unreasonably interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord’s charge therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a separate meter to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand. Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Centre.

(f)                  Except to the extent caused by Landlord or Landlord’s employees’, agents’, or contractors’ gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein for any reason when such failure is occasioned in whole or in part by repairs, improvements or mechanical breakdowns or by the act or default of Tenant or other parties that is not cured within any applicable notice and cure period or by an event of Force Majeure or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. Except as otherwise provided in this Paragraph 7(f), no such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. Tenant agrees to provide Landlord with prompt written notice (the “Service Interruption Notice”) upon the occurrence of any Service Interruption that results in Tenant vacating the Premises or any part thereof, due to such Service Interruption. The Service Interruption Notice must specify the part of the Premises Tenant is vacating (if Tenant is not vacating the entire Premises). Subject to Sections 9 and 10 of this Lease, if any cessation or interruption of any Basic Services (other than the service set forth in Paragraph 7(a)(iv)) which results solely from Landlord's negligence or intentional misconduct, or the restoration of which is within Landlord’s reasonable control (a “Service Interruption”), renders any portion of the Premises untenantable or inaccessible, and the Premises (or the untenantable or inaccessible portion thereof) are not used by Tenant for more than 5 consecutive business days after the Service Interruption Notice, then Base Rent abates proportionately, commencing on the day following such 5 business-day period and continuing for the period that the Premises (or the applicable portion thereof) are untenantable or inaccessible and are not used by Tenant. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant.

(g)                Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for Basic Services and Extra Services.

(h)                Landlord shall provide Tenant with access to two (2), 4” cable risers for telecommunications installation in the Premises. Landlord will provide Tenant with sufficient unobstructed, secure shaft space from the telecom “Point of Entry” room in the Building to the Premises and from the Premises to the roof for its telecommunications with the conduits to be capable of running in diverse points of entry to the Premises.

8.                   NON-LIABILITY AND INDEMNIFICATION; INSURANCE

(a)                 Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Property or the Centre from any cause, EXCEPT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD INDEMNITEE (DEFINED BELOW). Except as specified in the prior sentence but subject to Paragraph 8(f), neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”), shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraph 9 and Paragraph 10 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, or (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) business interruption or loss of use of the Premises, or (iv) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Property or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Property or from any other cause whatsoever, or (v) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Property, or (vi) any latent or other defect in the Premises, the Building or the Property. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

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(b)                Subject to Paragraph 8(f), Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of, or use, occupancy or enjoyment of, the Premises, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees (the “Tenant Parties”), or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”); EXCEPT TO THE EXTENT SUCH LIABILITIES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD PARTY. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c)                 Subject to Paragraph 8(f), Tenant shall not be liable for, and Landlord agrees to indemnify, protect, defend and hold harmless the Tenant Parties for, from and against all Liabilities of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) any activity, work or other things done, permitted or suffered by Landlord in the common areas of the Centre EXCEPT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY TENANT PARTY. This Paragraph 8(c) shall survive the expiration or earlier termination of this Lease. IT IS THE INTENT OF LANDLORD AND TENANT THAT THE PROVISIONS OF PARAGRAPHS 8(b) AND 8(c) COMPLY WITH THE CONTRIBUTORY NEGLIGENCE PRINCIPLES OF THE STATE OF TEXAS.

(d)                Each party shall promptly advise the other in writing of any action, administrative or legal proceeding or investigation as to which the foregoing indemnifications may apply, and such party, at its sole expense, shall assume on behalf of each and every indemnified party and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by either party to fully perform in accordance with this Paragraph, the indemnified party, at its option, and without relieving the other of its obligations hereunder, may so perform, but all costs and expenses so incurred by the indemnified party in that event shall be reimbursed by the other party, together with interest on the same from the date any such expense was paid by the indemnified party until reimbursed by the other, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnifications provided in Paragraphs 8(b) and 8(c) shall not be limited to damages, compensation or benefits payable under insurance policies, workers' compensation acts, disability benefit acts or other employees' benefit acts.

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(e)                 Insurance.

(i)                  Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance written on the most current form of ISO CG 00 01 (occurrence basis) or its equivalent, having a minimum each occurrence limit of $1,000,000, a minimum general aggregate limit of $2,000,000, and shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, with an Excess Limits (Umbrella) Policy in the amount of $5,000,000, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance in amounts not less than $500,000 bodily injury per accident/$500,000 disease each employee/$500,000 disease policy limit, and $1,000,000 in the aggregate, (C) All Risk or Causes of Loss - Special Form property insurance, including fire and extended coverage, sprinkler leakage (including earthquake, sprinkler leakage), vandalism, malicious mischief, wind and/or hurricane coverage, and earthquake and flood coverage, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises, (D) business automobile liability insurance written on an occurrence basis, including coverage for owned, non-owned, and hired autos, such policy having a minimum limit of $1,000,000 per accident, and (E) such additional insurance coverages or other policy limits as Landlord reasonably requires. Landlord, its designated property management firm and all Landlord Indemnitees shall be named additional insureds on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “IX” in Best’s Insurance Guide (latest edition in effect as of the date of this Lease and subsequently in effect as of the date of renewal of the required policies). BOTH OF LANDLORD’S AND TENANT’S POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF THE OTHER PARTY. TENANT’S POLICIES SHALL INCLUDE AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NON-RENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. In addition, all policies of Tenant shall be endorsed to be primary, with the policies of all Landlord Indemnitees being excess, secondary and non-contributing. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. Tenant shall have the right to comply with the insurance requirements through blanket or umbrella policies.

(ii)                It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time.

(iii)              Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.

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(iv)               Throughout the Lease Term, Landlord agrees to maintain (i) All Risk or Causes of Loss – Special Form property insurance covering fire and extended coverage insurance, and, at Landlord’s option, earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate, on the insurable portions of Building and the remainder of the Centre in an amount not less than the fair replacement value thereof, subject to reasonable deductibles, consistent with similar quality buildings in Dallas, Texas; (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office building in the metropolitan area in which the Premises is located; and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Expenses.

(v)                Tenant shall cause all of its contractors, subcontractors, suppliers, telecommunications service providers, moving companies and other entities providing services to or performing work for Tenant (collectively, “Service Providers”) to deliver evidence satisfactory to Landlord that the insurance specified in Schedule 1 to Exhibit B-1 is in force prior to entering the Centre. If any Service Provider does not comply with the insurance requirements, Landlord may obtain the required insurance on behalf of the Service Provider, and Tenant shall pay to Landlord as Additional Rent the cost thereof.

(f)                  Mutual Waivers of Subrogation. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Centre (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Centre, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant and Landlord agree to indemnify, protect, defend and hold harmless each other and their respective Indemnitees from and against any claim, suit or cause of action asserted or brought by the other’s insurers for, on behalf of, or in the name of the other, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required herein.

(g)                Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Centre or Landlord’s use thereof.

(h)                Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises.

(i)                  Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

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9.                   FIRE OR CASUALTY

(a)                 Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall, as soon as reasonably practicable, deliver to Tenant Landlord's estimate of the time needed to repair the damage (the “Repair Notice”). Landlord will provide the Repair Notice in no more than 60 days after the date of the fire or casualty. To the extent permitted by applicable laws and covenants, conditions and restrictions then applicable to the Property and subject to the other provisions of this Paragraph 9, Landlord shall rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (excluding Tenant's Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord's obligation to rebuild, repair or restore the Premises shall not apply to any personal property or above-standard tenant improvements except that, provided Tenant advances the cost thereof, Landlord will restore the internal stairwell in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term. If Landlord determines not to rebuild, repair or restore the Premises with respect to damage or destruction during the last 12 months of the term of this Lease (as it may be extended), it will give Tenant written notice of such decision and Tenant may thereafter terminate this Lease, without penalty, by giving Landlord written notice within 30 days after receipt of such notice by Landlord; Rent shall abate reasonably and equitably as of the date of the casualty.

(b)                Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Property: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Property, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building, which Landlord elects not to restore; (ii) where, in the case of any damage or destruction to any portion of the Building or the Property by uninsured casualty, the cost of Restoration of the Building or the Property, in the reasonable opinion of Landlord, exceeds $500,000, and Landlord elects not to restore; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Property, Building or Premises. Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within ninety (90) days of the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Base Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises). This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Property. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.

(c)                 Notwithstanding anything in this Paragraph 9 to the contrary, (i) if Landlord, in its Repair Notice, estimates that the damage caused by the casualty cannot be repaired within one hundred eighty (180) days after the date of the casualty or (ii) if Landlord, in its Repair Notice, estimates that the damage caused by the casualty cannot be repaired within thirty (30) days after the date of the casualty that occurs during the last twelve (12) months of the Lease Term, then Tenant shall have the right and option to terminate this Lease without penalty, by giving written notice to Landlord at any time within thirty (30) days after receipt of the Repair Notice, in which case Rent shall abate reasonably and equitably as of the date of the casualty (based upon the extent to which such damage and Restoration render portions of the Premises untenantable) until the effective date of termination.

(d)                If this Lease is not terminated as a result of the damage and Landlord does not substantially complete its repair and restoration within 90 days after the expiration of the time estimated by Landlord to be necessary to complete same, subject to any Tenant Delays, and the repair and restoration is not complete at the time Tenant gives its notice of termination, then Tenant may terminate this Lease by giving notice to Landlord within thirty (30) days after the last day of the 90 day period.

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10.                EMINENT DOMAIN

(a)                 In the event the whole of the Premises, the Building or the Centre shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking.

(b)                In the event that (A) there is a taking or condemnation or sale in lieu thereof of (i) all or substantially all of the Premises, Building or the Centre or (ii) any portion of the Premises, the Building or the Centre which results in Tenant being unable to use the remainder of the Premises in substantially the same way that Tenant used the Premises immediately prior to such taking, condemnation or sale in lieu thereof (“Partial Taking”), or (B) there is a temporary taking which results in Tenant being unable to use a substantial portion of the Premises for a period of twenty (20) consecutive days (“Temporary Taking” collectively with the Partial Taking and Taking, a “Taking Event”), either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the Taking Event, condemnation or sale in lieu thereof. For purposes of this Lease, the date of Taking Event shall be the earlier of the date of transfer of title resulting from such or the date of transfer of possession resulting from such Taking Event.

(c)                 In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, to the extent of proceeds paid to Landlord as a result of the Taking Event, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Centre) the Premises (other than Tenant’s personal property and fixtures, and tenant improvements) to a complete, functioning unit. In such case, Rent shall be reduced proportionately based on the portion of the Premises so taken. In the event of a Temporary Taking, Tenant shall be entitled to receive the entire award allocable to the Temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking Event, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant, provided that Landlord shall not make any claim for Tenant’s personal property, fixtures, Tenant’s lost profits and revenues, or for Tenant’s relocation or moving expenses. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking.

11.                ASSIGNMENT AND SUBLETTING

(a)                 Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Any such attempted assignment, subletting, license, mortgage, other encumbrance or other use or occupancy without the consent of Landlord shall, at Landlord’s option, be null and void and of no effect. Any mortgage, or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease.

(b)                No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant (the "A/S Notice"). Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

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(c)                 Except for transfers to Permitted Transferees, Landlord has a period of twenty (20) days after Landlord’s receipt of the A/S Notice to notify Tenant that Landlord elects, in Landlord’s sole discretion, to:

(i)                  if Tenant requests to assign this Lease or sublease (i) the entire 1100 Premises or all of the eleventh (11th) floor of the Building or (ii) for all or substantially all of the Lease Term, terminate this Lease as to the space that is the subject of the A/S Notice as of the date specified by Tenant in the A/S Notice; or

(ii)                consent to the assignment or sublease; or

(iii)              refuse to consent to Tenant's assignment or sublease of that space and to continue this Lease in effect.

If Landlord does not notify Tenant of Landlord's election within the 20-day period, Landlord will notify Tenant in writing. If Landlord does not notify Tenant of Landlord’s election within ten (10) days following Landlord’s receipt of such notice and the notice conspicuously states, “IF YOU DO NOT MAIL YOUR APPROVAL OR DISAPPROVAL OF THE REQUESTED TRANSFER WITHIN 10 DAYS AFTER YOU RECEIVE THIS REQUEST FOR CONSENT, YOUR APPROVAL OF THIS TRANSFER WILL BE DEEMED GIVEN,” then Landlord shall be deemed to have approved such request. If Landlord elects to terminate this Lease as provided under option (i), Tenant has 5 days following receipt of Landlord’ s notice to terminate within which to rescind its notice of its proposed assignment or sublease and avoid a termination of this Lease.

(d)                Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i)                  The assignee or sublessee (or any affiliate of the assignee or sublessee) is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii)                The intended use of the Premises by the assignee or sublessee is not for general office use;

(iii)              The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

(iv)               Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Centre with regard to the identity of tenants, usage in the Building, or similar matters;

(v)                The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous ninety (90) days, or is a current tenant or subtenant within the Building or Centre and Landlord has comparable space of comparable size in the Building or the Centre for lease;

(vi)               The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Centre;

(vii)             the proposed sublease would result in more than two subleases of portions of the Premises being in effect at any one time during the Lease Term; or

(viii)           In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed assignee or sublessee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Paragraph 11, their sole remedy shall be to seek a declaratory judgment and/or injunctive relief without any monetary damages, and, with respect thereto, Tenant, on behalf of itself and, to the extent permitted by law, such proposed assignee/sublessee, hereby waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

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(e)                 If any Tenant is a corporation, partnership or other entity that is not publicly traded on a recognized national stock exchange, any transaction or series of related or unrelated transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization, any withdrawal or admission of a partner or change in a partner’s interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of such Tenant, shall be deemed to be an assignment of this Lease subject to the provisions of this Section 11. The term “control” as used in this Section 11(e) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. Any transfer of control of a subtenant which is a corporation or other entity shall be deemed an assignment of any sublease. Notwithstanding anything to the contrary in this Section 11(e), if the original Tenant under this Lease is a corporation, partnership or other entity, a change or series of changes in ownership of stock or other ownership interests which would result in direct or indirect change in ownership of less than fifty percent (50%) of the outstanding stock of or other ownership interests in such Tenant as of the date of the execution and delivery of this Lease shall not be considered a change of control.

(f)                  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half of all such excess Rent and other excess consideration specifically tied to the value of the space and not dedicated to any of Tenant’s furniture, fixtures, or equipment (less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such transfer (i.e., brokerage commissions and tenant finish work and after deducting all reasonable and actual expenses associated with such assignment or sublease) within ten (10) days following receipt thereof by Tenant; provided, if an event of default exists that is not cured within any applicable notice and cure period, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, all of such excess Rent and other excess consideration.

(g)                If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage or pledge of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder that is not cured within any applicable notice and cure period Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and promptly forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(h)                If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of Seven Hundred Fifty Dollars ($750.00), plus any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent. Acceptance of the Seven Hundred Fifty Dollars ($750.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease.

(i)                  Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

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(j)                  The joint and several liability of the Tenant named herein and any immediate and remote successor-in-interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

(k)                If Tenant is any form of partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one (1) person, a purported assignment, voluntary or involuntary or by operation of law from one (1) person to the other shall be deemed a voluntary assignment. If Tenant is a corporation or limited liability entity, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the ownership interest of Tenant, or the sale of at least twenty-five percent (25%) of the value of the assets of Tenant shall be deemed a voluntary assignment.

(l)                  Notwithstanding anything to the contrary in this Paragraph 11, Tenant may assign this Lease or sublet all or a part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(i)                  any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant;

(ii)                any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(iii)              any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, the Centre, Landlord or other tenants of the Centre. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with GAAP, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent transfer by a Permitted Transferee shall be subject to the terms of this Paragraph 11.

12.                DEFAULT

(a)                 Events of Default. The occurrence of any one or more of the following events shall constitute an “event of default” or “default” (herein so called) under this Lease by Tenant:

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(i)                  Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) business days after Landlord notifies Tenant in writing of such nonpayment; provided, however, Landlord shall only be obligated to provide such written notice to Tenant one (1) time within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a second time during any calendar year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease;

(ii)                the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in Paragraph 12(a)(i) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion;

(iii)              the making by Tenant of any general assignment for the benefit of creditors,

(iv)               the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days),

(v)                the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days,

(vi)               the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days;

(vii)             any material representation or warranty made by Tenant or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; or

(viii)           Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

(b)                Landlord’s Remedies; Termination. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord may at its option pursue any one or more of the following remedies, without any notice or demand to the extent permitted by Law:

(i)                  Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord, or its agents or employees, shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant.

(ii)                Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant’s right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises promptly and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary.

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(iii)              In the event Landlord elects to re-enter or take possession of the Premises after Tenant’s default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages.

(iv)               Notwithstanding anything herein to the contrary, if Landlord terminates Tenant’s right to possession without terminating this Lease after an event of default, Landlord shall, if required by Law, use commercially reasonable efforts to relet the Premises and mitigate damage as set forth in Paragraph 12(c) below.

(v)                Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall promptly pay to Landlord the amount of all Base Rent and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also promptly pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Base Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet.

Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord’s damages from the loss of anticipated Additional Rent and other lease charges from the Tenant, there shall be included as a component of Tenant’s annual total rent obligation (for the calculation of Landlord’s remedies), an amount equal to the average monthly Additional Rent paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term.

(vi)               In addition to any sum provided to be paid above, Tenant shall also be liable for and shall promptly pay to Landlord all broker’s fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant’s or any other occupant’s property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises into a condition acceptable to a new tenant or tenants, the cost of removal and replacement of Tenant’s signage and all reasonable expenses by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees.

(vii)             Landlord may apply Tenant’s Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying Tenant’s default or to reimburse Landlord for expenditures made or damages suffered as a consequence of Tenant’s default, without prejudice to any other remedies Landlord may have under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

(c)                 Mitigation of Damages.

(i)                  In the event of a default under the Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(ii)                Landlord’s obligation to mitigate damages after a default by Tenant shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

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(A)               Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

(B)               Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Centre suitable for that prospective tenant’s use are available.

(C)               Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space.

(D)               Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

a.                    Disrupt the tenant mix or balance of the Centre;

b.                   Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Centre;

c.                    Adversely affect the reputation of the Centre; or

d.                   Be incompatible with the operation of the Centre.

(E)                Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant (a “Substitute Lease”) which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

(F)                Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

a.                    Tenant pays any such sum to Landlord in advance of Landlord’s execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or

b.                   Landlord, in Landlord’s reasonable discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

(iii)              Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Paragraph 12(c).

(iv)               Tenant’s right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all commercially reasonable actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant’s property or business, or to any of Tenant’s officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

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(d)                Landlord’s Remedies; Re-Entry Rights. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(d), and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(e)                 Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. If Tenant shall fail to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

(f)                  Interest. If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Rate from the date due until paid. All interest, and any late charges imposed pursuant to Paragraph 12(g) below, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease. The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by Law.

(g)                Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any monthly installment of Base Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed to secure debt, deed of trust or related loan documents encumbering the Premises, the Building or the Centre. Accordingly, if any monthly installment of Base Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. Landlord agrees to waive interest and late charges with regard to the first delinquent installment of Rent due hereunder, in any calendar year, provided that Landlord receives such amount in full within five (5) business days after written notice from Landlord.

(h)                Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(i)                  Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

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(j)                  Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees as Additional Rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

(k)                Damages. Except for any damages which Landlord may suffer because of Tenant’s holding over in the Premises 60 days following the expiration of the Lease Term or any default under Paragraph 6 (for which Landlord may recover consequential damages from Tenant), the liability of Tenant to Landlord for any monetary damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord’s actual direct, but not consequential damages therefor. Nothing in this Paragraph 12(k) shall affect or limit Landlord’s rights to file legal actions to recover possession of the Premises, or for injunctive relief against Tenant, or any other non-monetary relief as provided in Paragraph 12.

13.                ACCESS; CONSTRUCTION

(a)                 Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises. Landlord also reserves the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Centre in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations.

(b)                Landlord shall at all reasonable times, during normal business hours and after one (1) business day prior notice (except in an emergency), have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants (only in the last twelve (12) months of the Lease Term), to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise and provided that for any entry into Tenant’s server or data room, Tenant shall have the right to accompany Landlord. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without material additional expense to Landlord, any interruption of or interference with the business of Tenant.

(c)                 For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may reasonably deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Centre, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Centre except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of or access to the Premises in connection with the exercise of its rights under this Paragraph 13(c).

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14.                BANKRUPTCY

(a)                 If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b)                If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

15.                SUBSTITUTION OF PREMISES

Subject to the conditions specified in this Paragraph 15, if, at any time during the Lease Term, the Premises contains less than 32,383 square feet of Rentable Area, Landlord reserves the right without Tenant’s consent, on thirty (30) days’ prior written notice to Tenant, to substitute other premises within the Centre for the Premises (the “Substituted Premises”). In each such case, the substituted premises shall (a) contain at least substantially the same Rentable Area as the Premises, (b) contain substantially similar tenant improvements, and (c) be made available to Tenant at the then current rental rate for such space; (d) shall be on the 6th floor or higher in the Building; (e) contain stairwell signage option between floors if the Substituted Premises are located on more than one (1) floor; and (f) have elevator exposure, which in no event, shall exceed the per square foot rental rate for the Premises in effect under this Lease for the Premises at the time of such substitution. Landlord shall pay all reasonable relocation expenses of Tenant incidental to such substitution of premises, including phone and data/cabling, moving expenses, replenishment of Tenant’s existing stock of on-hand address-specific imprinted items, including letterhead.

16.                SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a)                 Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Property, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Property by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest. Furthermore, Tenant shall within fifteen (15) days of written demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust or mortgage, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease beyond any applicable notice and cure period. Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the holder of any existing Security Document, and Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future holder of a Security Document in a form reasonably acceptable to Tenant and such holder; however, Landlord’s failure to obtain such agreement shall not constitute a default by Landlord hereunder or prohibit the mortgaging of the Building; and further provided that any costs associated with obtaining such subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord’s written request therefor.

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(b)                If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining). Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

(c)                 Intentionally Omitted.

(d)                Tenant shall, upon not less than ten (10) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit D is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Property or any mortgagee, ground lessor or other like encumbrances thereof or any assignee of any such encumbrance upon the Building or the Property.

17.                SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a)                 In the event of a sale or conveyance by Landlord of the Building or the Property, Landlord shall be released from any and all liability under this Lease, provided that such new owner assumes all of Landlord’s obligations hereunder. If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b)                Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Property and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

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(c)                 Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons or entities having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

(d)                As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Property of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has promptly commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18.                PARKING; ENTRY CARDS

(a)                 Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking areas of the Centre specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant’s parking spaces as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such changes to the parking system as Landlord may reasonably deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Except as otherwise expressly agreed to in this Lease, Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Centre’s parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form reasonably satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. A default by Tenant, its officers or employees in the payment of such charges, the compliance with such rules and regulations, or the performance of such agreement(s) shall constitute a default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(b)                Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to assure that only those persons who have contracted to use spaces in a parking garage located in or about the Centre (the “Parking Garage”) are using the parking spaces therein. Landlord currently limits access to the Parking Garage through the use of a parking entry card system, the cards for which shall be provided by Landlord. These cards are different from and do not, without a specific request from Tenant, entitle the holder thereof to an after-hours entry card to the Building (pursuant to the terms of Paragraph 18(c). Prior to the Commencement Date, Landlord, at Landlord’s sole cost, agrees to provide to Tenant two hundred fifty-one (251) parking entry cards. Tenant further agrees to surrender all parking entry cards in its possession upon the expiration or earlier termination of this Lease. Landlord shall be entitled to cancel any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Tenant shall pay Landlord for each additional card(s) or for each replacement card(s) for any card(s) lost by or stolen from Tenant, in such amount as Landlord shall, from time to time determine, the present charge for such lost or stolen cards being $50.00 per card. Tenant acknowledges that the parking entry card may also be the same as the master entry card used for access to the Building during other than normal business hours, and to the extent the cards are the same, agrees that the provisions of Paragraph 18(c) shall also be applicable. In the event Tenant, its agents or employees wrongfully park in any of the Parking Garage's spaces, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant's sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts falling due hereunder within thirty (30) days after written demand by Landlord, and the failure to pay any such amount shall additionally be deemed an event of default hereunder and under the Lease, entitling Landlord to all of its rights and remedies hereunder and thereunder.

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(c)                 Landlord shall provide limited access to the Building before and after normal business hours in the form of special limited access entry cards ("Entry Cards") for Tenant and its employees. An Entry Card shall not automatically qualify Tenant or any of its employees for an access card to the Parking Garage. Prior to the Commencement Date, Landlord, at Landlord’s sole cost, agrees to provide Tenant with up to, but not in excess of, two hundred fifty-one (251) Entry Cards. However, Tenant shall pay Landlord for any additional or replacement cards, in such amount as Landlord shall, from time to time, determine. The current cost required for a replacement card and an additional card is $50.00 per card. Landlord shall be entitled to cancel (by computer entry) any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Landlord shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft or burglary, or for damages committed by unauthorized persons on the Premises; and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto. Tenant further agrees to surrender all Entry Cards in its possession upon the expiration or earlier termination of this Lease.

19.                COMMON AREAS

(a)                 Subject to subparagraph (b) below and the remaining provisions of this Lease, Tenant shall have the non-exclusive right, in common with others, to the use of such entrances, lobbies, fire vestibules, restrooms (excluding restrooms on any full floors leased by a tenant), mechanical areas, ground floor corridors, elevators and elevator foyers, electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the Property’s plaza areas, if any, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Property as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Property and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Property. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Property. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Property (including the Premises), the Centre and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that (i) there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom and the same shall not materially increase Tenant’s obligations or materially impair its rights hereunder, and (ii) Landlord shall use commercially reasonable efforts to minimize any interruption with Tenant’s use of the Premises. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Property or any part thereof.

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(b)                Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the terms “Centre” and “Property” for purposes of allocating and calculating Operating Expenses so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Expenses) to be on a common or shared basis to both the Property (i.e., the area with respect to which Operating Expenses are determined) and other portions of the Centre, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Property is determined on an arms-length basis or some other basis reasonably determined by Landlord and provided, however, that there shall not be a material increase in Tenant’s costs or obligations hereunder as a result thereof. In the case where the definition of the Property or the Centre is revised for purposes of the allocation or determination of Operating Expenses, Tenant’s Proportionate Share shall be appropriately revised. The Rentable Area of the Property and the Centre is subject to adjustment by Landlord from time to time to reflect any remeasurement thereof by Landlord’s architect, at Landlord’s request, and/or as a result of any additions or deletions to any of the buildings in the Centre as designated by Landlord. Landlord shall have the sole right to determine which portions of the Centre and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building and the Centre.

20.                MISCELLANEOUS

(a)                 Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b)                Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c)                 Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by a nationally recognized overnight delivery service (such as Federal Express or UPS) providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 20(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. For the purpose of this Lease, Landlord or Tenant’s counsel may provide Notices to Landlord or Tenant on behalf of Landlord or Tenant and such notices shall be binding on the other party as if such notices have been provided directly by Landlord or Tenant.

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(d)                Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Property, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING, THE PROPERTY OR THE CENTRE, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING, THE PROPERTY OR THE CENTRE, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY, EXCEPT TO THE EXTENT ARISING DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES. Tenant shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Property or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters.

(e)                 Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.

(f)                  Holding Over. If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord's election become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the first three (3) months of the holdover period, an amount equal to one hundred twenty-five percent (125%) the Base Rent in effect at the expiration date, and, thereafter, one hundred fifty percent (150%) of the Base Rent in effect at the expiration date, in each case computed on a monthly basis for each month or part thereof during such holding over. All other payments (including payment of Additional Rent) shall continue under the terms of this Lease. If any unauthorized holding over continues for more than 90 days after the expiration or termination of this Lease and such holding over delays or prevents Landlord from delivering possession of all or a part of the Premises to another tenant or from commencing work to make all or part of the Premises available to another tenant, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(g)                Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i)                  ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

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(ii)                ACCEPTS THE PREMISES, THE BUILDING AND THE CENTRE AS BEING IN GOOD AND SATISFACTORY CONDITION, EXCEPT FOR LATENT DEFECTS IDENTIFIED TO LANDLORD IN WRITING WITHIN 180 DAYS FOLLOWING THE POSSESSION DATE AND AS OTHERWISE PROVIDED HEREIN;

(iii)              WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES OR AS A WAIVER OF LANDLORD’S REPAIR, MAINTENANCE AND REPLACEMENT OBLIGATIONS HEREUNDER; AND

(iv)               WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h)                Quiet Possession. Provided that no default has occurred and remains uncured beyond any applicable notice and cure period, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated.

(i)                  Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Property recorded in the Real Property Records of the County in which the Property is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord reasonably deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Centre, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use, occupancy of and access to and from the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(j)                  Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(k)                Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs. Landlord warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord hereby agrees to indemnify, defend and hold Tenant harmless the other party from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons claiming a commission through Landlord and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.

(l)                  Centre or Building Name and Signage. Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Centre or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Centre or Building or use pictures or illustrations of the Centre or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Centre, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

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(m)               Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n)                Time. Time is of the essence of this Lease and each and all of its provisions.

(o)                Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 19, the term Landlord shall include Landlord, its employees, contractors and agents. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p)                Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q)                Authority. If Tenant is a corporation or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(r)                  Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s)                 Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t)                  Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Centre imposed by Landlord as set forth on Exhibit C attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant (collectively, the “Rules and Regulations”), provided that such Rules and Regulations, and such additional Rules and Regulations as Landlord may adopt from time to time, are adopted by Landlord in a reasonable, non-discriminatory manner, are enforced in a non-discriminatory manner, and do not materially and adversely interfere with Tenant’s use, occupancy or access to the Premises, including, without limitation, parking or materially increase Tenant’s obligations or impair Tenant’s rights under this Lease. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such Rules and Regulations.

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(u)                Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(v)                Financial Statements. Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant to be true and correct, reflecting Tenant’s then current financial condition.

(w)               Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease and Section 20(f) of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x)                Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(y)                APPRAISED VALUE. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

(z)                 DECEPTIVE TRADE PRACTICES. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

(aa)              Waiver of Right to Jury Trial. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including without limitation any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

(bb)             Office and Communications Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

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(cc)              OFAC Compliance.

(i)                  Certification. Tenant certifies, represents, warrants and covenants that:

(A)               It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B)               It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii)                Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(dd)             No Easement for Light, Air and View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

(ee)              Non-Disclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease. Neither party shall issue or make any public announcement, press release or other public disclosure regarding this Lease or its subject matter or the parties without the other party’s prior written consent, except for any such disclosure that is, either required for a party to comply with its rights and obligations under the Lease, or which in the opinion of the disclosing party's counsel, required by law or the rules of a stock exchange on which the securities of the disclosing party are listed. In the event a party is, in the opinion of its counsel, required to make a public disclosure by law or the rules of a stock exchange on which its securities are listed, such party shall submit the proposed disclosure in writing to the other party at least five (5) days prior to the date of disclosure for an opportunity to comment thereon.

(ff)               Inducement Recapture in Event of Default. Any agreement by Landlord for free or abated rent (the “Inducement Provisions”) shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of an event of default (as defined in Paragraph 12) of this Lease by Tenant and Landlord’s election to terminate this Lease as a result thereof, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and the unamortized portion of any free or abated rent given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease. The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Paragraph 20(ff) shall not be deemed a waiver by Landlord of the provisions of this Paragraph 20(ff) unless specifically so stated in writing by Landlord at the time of such acceptance.

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(gg)             ERISA. Tenant is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, which is subject to Section 4975 of the Internal Revenue Code of 1986; and (b) the assets of Tenant do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986; and (c) Tenant is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Tenant do not constitute plan assets of one or more such plans; or (d) transactions by or with Tenant are not in violation of state statutes applicable to Tenant regulating investments of and fiduciary obligations with respect to governmental plans.

(hh)             Limitation on Liability. Notwithstanding anything contained in this Lease or in any other document executed in connection with the transaction contemplated hereby to the contrary and without limitation of Paragraph 17(c) hereof, any liability of Landlord shall be satisfied solely from Landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers or directors. The provisions of this Paragraph 20(hh) will survive the expiration or earlier termination of this Lease.

(ii)                Conference Center. Subject to availability and Landlord’s policies and procedures in connection therewith, during the Lease Term, Tenant may utilize the Centre’s Tenant Conference Center up to two (2) days per month, at no additional cost to Tenant; however, Tenant shall be responsible for all set up and clean-up costs in connection with Tenant’s use of the Centre’s Tenant Conference Center.

(jj)                Elevator Access. Following the written request of Tenant, Landlord will modify the elevators serving the floors on which the Premises are located to limit access to any floor fully occupied by Tenant by programming such elevators to require an access card issued by Landlord to access such fully occupied floor.

(kk)             Signage. For so long as Tenant leases at least 50,000 square feet of Rentable Area in the Building (including the 380 Premises), Tenant shall be allowed the following signage bearing the corporate identification and logo for “Hallmark Financial Services” (as more fully described on Exhibit J attached hereto):

(i)                  one (1) sign located on the top level of the Building, non-vision panel of the west side of the east wing of the Building in the location shown and identified on Exhibit J (provided, Landlord and Tenant acknowledge and agree that (x) the signage shown on Exhibit J is for identification purposes only and may not extend beyond the spandrel glass and (y) such signage shall not exceed the height of the signage for Northwestern Mutual (which Landlord believes to be approximately 78” tall));

(ii)                elevator lobbies of all full floors in the Building leased and occupied by Tenant; and

(iii)              one (1) sign on the currently existing multi-tenant Building monument sign located under the porte-cochere at the main entrance of Two/Three Lincoln Centre.

Tenant is solely responsible for the cost of procurement and installation of Tenant’s signage (but such cost may be paid out of the Allowance); the design of Tenant’s exterior and monument signage must be consistent with the design of other Building exterior and monument signage and is subject to Landlord’s approval in its reasonable discretion and approval by all applicable governmental authorities. Tenant may exercise its right to monument and exterior Building signage at any time thirty (30) days prior to the Commencement Date and prior to the date that is 365 days after the Commencement Date (“Signage Deadline”). If Tenant has not installed its monument signage or its exterior Building signage in accordance with this Paragraph 20(kk) prior to the Signage Deadline, Tenant’s right to such signage is automatically waived. In addition to costs of procurement and installation of Tenant’s signage, Tenant, at its sole cost must remove its signage and restore all damage resulting therefrom upon the sooner of the expiration or termination of this Lease or the termination of Tenant’s right to such signage under the terms hereof. Landlord, at no additional cost to Tenant will provide Tenant with a listing in the Building’s electronic directory, which shall include any subtenants, affiliates or assignees. Signage at the Premises is at Tenant’s sole cost, which may be applied against the Allowance; provided, Landlord, at Landlord’s sole cost, will provide Building-standard suite identification signage for the portion of the 1100 Premises located in Suite 1010 of the Building.

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(ll)                Convenience Stairs. Subject to compliance with all applicable Laws, Tenant, at its sole cost and expense, may elect to use the fire stairs between the 10th and 11th floors of the Building to serve as convenience stairs between the floors on which the Premises is located. Tenant may install a security system in connection therewith, which security system must (i) comply with all applicable Laws, (ii) integrate into Landlord’s existing security system serving the Building, and (iii) permit the fire stairs to be used as an emergency exit for the entire Building to the extent required by applicable Law. Tenant may also, at its sole cost and expense, make cosmetic Alterations and provide branding elements to customize such fire stairs with Landlord’s prior approval, which may not be unreasonably withheld, conditioned or delayed, so long as the same do not adversely or materially affect the Building’s structure or the Building’s systems and the same comply with all applicable Laws.

(mm)         Rooftop Equipment. Landlord grants Tenant a non-revocable license during the Lease Term, but subject to space availability, to install, operate, and maintain on that portion of the Building roof depicted on Exhibit K to this Lease, at Tenant’s sole cost and risk, satellite antenna dishes/earth satellite dishes (not to exceed 5 feet in diameter) and related equipment and facilities, including, without limitation, whip antenna necessary cabling to portions of the Premises through available riser space in the Building (collectively, the “Satellite Dish Equipment”), subject to the following conditions:

(i)                  Prior to installation, Tenant must obtain Landlord’s approval (in its sole discretion), of plans and specifications for all Satellite Dish Equipment, including, without limitation, the type, size, height, weight, location, and method of attachment of each individual piece of Satellite Dish Equipment. Tenant acknowledges that Landlord will disapprove the installation of any Satellite Dish Equipment (including the initial installation) if Landlord determines that: (1) the installation or operation of the Satellite Dish Equipment will adversely affect the structural integrity of the Building, the operation of any of the Building systems, or the operation of any other telecommunications equipment on the roof of Building or elsewhere in the Centre; (2) that any roof top mounted unit, alone or when considered together with other existing roof-top mounted units owned by others, would negatively impact the overall aesthetics of the Building; or (3) at the time of the intended installation of the Satellite Dish Equipment, no space is available on the roof or elsewhere in the Building.

(ii)                Tenant shall bear all costs to install, maintain, operate, and repair the Satellite Dish Equipment, which costs include, without limitation, (1) any structural modifications needed to support the Satellite Dish Equipment, (2) any screens or other improvements Landlord may reasonably require to protect the aesthetic quality of the Building, (3) any fences that Landlord may require for safety reasons, and (4) all costs associated with any necessary tests to resolve any and all interference attributable to the Satellite Dish Equipment.

(iii)              Prior to installation, Tenant shall:

(A)               submit to Landlord and obtain Landlord’s approval (in its reasonable discretion), of plans and specifications for all Satellite Dish Equipment and any other information reasonably required by Landlord; Landlord agrees to provide Tenant with reasonable detail concerning any disapproval of such plans and specifications; and

(B)               obtain all necessary approvals for the Satellite Dish Equipment from the Federal Communications Commission, and any other governmental agency having jurisdiction over the installation or use of the Satellite Dish Equipment.

(iv)               Installation of the Satellite Dish Equipment on the roof of the Building must be performed so as not to void any applicable roof warranty. Landlord may, in its sole discretion, require that any roof installation be performed in the presence of Landlord’s roof consultant, and Tenant shall pay the fees, if any, of Landlord’s roof consultant. Cables and transmission lines must be routed, anchored, and attached in accordance with good industry practices. The Satellite Dish Equipment must be identified with permanently marked, weatherproof tags at the following locations: (1) each antenna bracket; (2) at the transmission line Building entry point; (3) at the interior wall feed through or any other transmission line exit point; and (4) at any transmitter combiner, duplexer, or multi-fed receive port. In addition, all Tenant telephone blocks, demarcs, and cables must be clearly identified with Tenant’s name. Tenant shall match nearly as possible the color of any antennas to the existing façade of the Building.

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(v)                Tenant shall:

(A)               unless otherwise approved by Landlord, install the Satellite Dish Equipment during regular business hours for the Centre, as reasonably specified by Landlord;

(B)               deliver to Landlord accurate “as-built” plans for all Satellite Dish Equipment installed by Tenant within 20 days after completion of each installation and update the “as-built plans” as needed to reflect changes to the Satellite Dish Equipment made by Tenant;

(C)               operate all Satellite Dish Equipment only for the purpose of intercompany communications;

(D)               not use any of the Satellite Dish Equipment to provide telecommunications services to any party other than Tenant or its affiliates;

(E)                promptly repair, to Landlord’s reasonable satisfaction, any damage to the Land or Building (including the roof and riser space) caused by the installation, use, or removal of any Satellite Dish Equipment;

(F)                keep and maintain all Satellite Dish Equipment in good condition and repair at all times;

(G)               not interfere with any other persons operating other telecommunications equipment at the Centre as of the date of the installation of the Satellite Dish Equipment; and

(H)               follow Landlord’s Technical Site Standards set forth on Schedule 1 to Exhibit K, with no exceptions.

(vi)               If Landlord gives notice to Tenant stating that Tenant’s use of the Satellite Dish Equipment (including the addition of any equipment and any malfunction or misuse of the Satellite Dish Equipment or any equipment installed by or on behalf of Tenant or otherwise) is: (1) interfering with any other telecommunications equipment owned by Landlord or any other tenant in the Centre that was in use as of the date of the installation of the Satellite Dish Equipment, or (2) damaging or threatening to damage the Premises, the Building, any system serving the Building, or any radio or telecommunication equipment at the Centre, then Tenant shall immediately cease operations of the Satellite Dish Equipment. Tenant may not thereafter recommence using the Satellite Dish Equipment until Tenant satisfies Landlord, in Landlord’s reasonable discretion, that Tenant’s use of the Satellite Dish Equipment will no longer interfere with any other telecommunications equipment owned by Landlord or any other tenant in the Centre that was in use as of the date of the installation of the Satellite Dish Equipment, or damage the Premises, the Building, any system serving the Building, or any radio or telecommunication equipment at the Building.

(vii)             Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all Claims incurred by or asserted against Landlord and arising out of or related to the installation, operation, use, maintenance, or removal of any of the Satellite Dish Equipment, EVEN IF SUCH CLAIMS ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE.

46

(viii)           Upon the expiration of this Lease, Tenant, at Tenant’s expense, shall promptly remove all Satellite Dish Equipment and repair and restore all damage to the Building and the Centre, to Landlord’s reasonable satisfaction.

(ix)               Tenant acknowledges that it has been offered the opportunity to inspect the Land and the Building roof and riser space, and having performed such inspections as Tenant deems appropriate, accepts them in their respective “AS IS” conditions. Landlord makes no, and Tenant waives and releases Landlord from any, representations and warranties about the condition or availability of the Land, the Building roof and riser space or their suitability for the installation and operation of any Satellite Dish Equipment.

(nn)             Access. Subject to the Building rules and regulations and the other provisions of this Lease, Tenant will be provided access to the Premises 24 hours per day, seven days per week. If such access is unavailable due to force majeure or any other reason beyond Landlord’s control (including construction performed by parties other than Landlord which prohibits such access), Landlord shall not be in default under this Paragraph 20(nn).

(oo)             Generator. Landlord grants to Tenant a license during the Lease Term (the "Generator License") to install, operate, and maintain in an area mutually agreed upon by Landlord and Tenant (the "Generator Area"), at Tenant's sole cost and expense, a generator facility, including the associated technology, switchgear, fuel storage, and enclosures related thereto (collectively, the "Generator"). All references to the Premises shall include the Generator Area. The Generator License includes the right to connect to, access and use the relevant electric utility facilities at the Building. The Generator License is subject to the following conditions:

(i)                  Installation of the Generator shall be pursuant to plans and specifications which shall be subject to the prior written approval of Landlord (which shall not be unreasonably withheld) of the type, size and height of the Generator as well as the manner of installation of the Generator (including the manner in which any cables are run between the Generator and the Building). Tenant acknowledges that Landlord may disapprove the installation of any Generator (including the initial installation) if Landlord determines, in its reasonable discretion, that the installation or operation of the Generator will materially adversely affect the operation of any of the Building’s systems or the operation of any other equipment elsewhere in the Building. Without limiting the foregoing, Landlord may require Tenant to install reasonable decorative screening and fencing around the Generator.

(ii)                Tenant shall bear all costs to install, maintain, operate, replace and repair the Generator in compliance with all applicable Laws, which costs include, without limitation, (i) any structural modifications required to support the Generator, (ii) any screens or other improvements Landlord may reasonably require to protect the aesthetic quality of the Building, (iii) any fences that Landlord may reasonably require for safety reasons, (iv) any enclosures or other safety measures required by applicable Laws, and (v) the cost of all utilities consumed in the operation of the Generator.

(iii)              Prior to commencement of installation, Tenant shall submit to Landlord and obtain Landlord's approval of plans and specifications for the Generator, and any other information reasonably required by Landlord. Landlord's approval of Tenant's plans and specifications shall not be deemed a representation by Landlord that the plans and specifications comply with law or industry standards, nor is Landlord's approval a representation by Landlord of the adequacy of the mechanical design or proper operation of the Generator.

(iv)               Prior to commencement of installation, Tenant, at its sole cost and expense, shall obtain all necessary governmental and regulatory approvals for the installation and use of the Generator from each governmental agency having jurisdiction over the installation or use of the Generator. Tenant may not install or operate the Generator until Tenant has obtained and submitted to Landlord copies of all such necessary permits and approvals.

(v)                Tenant's use of the Generator shall comply with all applicable Laws.

47

(vi)               All utility lines must be routed, anchored, buried and/or attached in accordance with good industry practices. The Generator must be identified with permanently marked, weatherproof tags at the following locations: (i) prominently on the exterior frame of each piece of the Generator; (ii) at the transmission line Building entry point; and (iii) at the interior wall feed through or any other transmission line exit point.

(vii)             Tenant shall:

(A)               promptly repair, to Landlord's reasonable satisfaction, any damage to the Building or the adjacent area caused by the installation, use, or removal of the Generator;

(B)               keep and maintain the Generator in good condition and repair at all times;

(C)               operate the Generator only for Tenant's use and benefit;

(D)               take all necessary action (including installation of additional insulation) to minimize vibrations and sound disturbance in the Building resulting from the operation of the Generator; and

(E)                perform testing of the Generator pursuant to a testing plan which shall be subject to Landlord's prior written approval and after Normal Building Hours.

(viii)           The installation of the Generator, as well as all repairs or alterations to the Generator, or replacements of the Generator, must be performed by contractors approved by Landlord in its reasonable discretion.

(ix)               Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator.

(x)                Upon the expiration or earlier termination of this Lease, Tenant, at Tenant's expense, shall promptly remove the Generator and repair and restore all damage to the Building and adjacent area caused by the removal.

(xi)               Tenant has thoroughly inspected the Generator Area and accepts it in its "AS-IS" condition. Landlord makes no, and Tenant waives and releases Landlord from any, representations and warranties about the condition or suitability of the Generator Area or the Building for the installation and operation of the Generator.

(xii)             Within 90 days after installation of the Generator, Tenant, at its cost, shall deliver to Landlord, either: (i) 2 reproducible copies of "as-built" plans and specifications (1/8" scale), or (ii) "as-built" plans and specifications in electronic CAD format reasonably acceptable to Landlord showing the location of the Generator and all equipment installed in connection therewith.

(pp)             10th Floor. Prior to the Commencement Date, Landlord, at its sole cost and expense, will update the restrooms and common corridor on the 10th floor of the Building to Building-standard finishes, complying with the ADA and applicable Laws.

(qq)             Intentionally Omitted.

(rr)               Mail Carts. Tenant shall have the right to use mail carts in the freight elevators of the Building, subject to the terms and conditions of this Lease and any rules and regulations affecting the Centre.

(ss)               Temporary Premises. As an accommodation to Tenant, Tenant shall have the exclusive right to use temporarily, and Landlord will provide to Tenant on a temporary basis, Suites 350 and 390, consisting of approximately 8,503 square feet of Rentable Area, and located on the 3rd floor within the building located at 5430 LBJ Freeway, Dallas, Texas 75240, as more particularly shown on the attached Exhibit L (the “Temporary Premises”) for the purpose of storing Tenant’s furniture. The Temporary Premises shall be made available to Tenant promptly after the Possession Date, on an “AS IS, WHERE IS” basis, and Landlord shall have no obligation to refurbish or make any improvements or alterations of any nature in the Temporary Premises or provide any improvement allowance with respect thereto. Tenant's lease of the Temporary Premises shall be on and subject to all of the terms and conditions of this Lease, except that (a) Tenant shall not be obligated pay Base Rent or Additional Rent or Electrical Costs for the Temporary Premises, provided Tenant shall be responsible for paying the costs of any after-hours HVAC or other additional services pursuant to this Lease; (b) Tenant shall have no right to renew or extend the Lease Term with respect to the Temporary Premises; (c) Tenant shall not make any Alterations to the Temporary Premises without the consent of Landlord; (d) furnishings and equipment may be installed in the Temporary Premises provided such items may be removed without injury or damage to the Temporary Premises; (e) Tenant shall be expressly prohibited from assigning or subleasing any or all of the Temporary Premises or any interest therein; (f) Tenant shall permit Landlord or its agents, at any time, with reasonable prior notice to Tenant or charge therefor to Landlord, to enter the Temporary Premises to exhibit the same to prospective tenants; and (g) Tenant further agrees to cooperate with Landlord in connection with Landlord's exercise of Landlord's rights of entry under this Paragraph 20(ss). Tenant, at its sole cost and expense, will be responsible for obtaining telephone, cable and other services as needed for the operation of the Temporary Premises. Tenant's rights in this Paragraph 20(ss) to use the Temporary Premises shall terminate on, and Tenant shall vacate the Temporary Premises no later than five business days after the Commencement Date. Tenant's failure to surrender the Temporary Premises in accordance with the terms of this Lease on or before the fifth business day after the Commencement Date for the Premises shall be subject to the holdover provisions of Paragraph 20(f). Notwithstanding the foregoing provisions of this Paragraph 20(ss), upon thirty (30) days prior written notice to Tenant, Landlord may relocate the Temporary Premises to other space in the Centre at Tenant’s sole cost and expense. Tenant shall pay any amounts incurred by Landlord in connection therewith within thirty (30) days following Landlord’s delivery of an invoice therefor.

48

SIGNATURE PAGE TO OFFICE LEASE
BY AND BETWEEN
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,
A NEW YORK CORPORATION, FOR THE BENEFIT OF THE REAL ESTATE ACCOUNT, AS LANDLORD,
AND HALLMARK FINANCIAL SERVICES, INC., AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

“LANDLORD”:	“TENANT”:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of the Real Estate Account	HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation

By:	By:
Name:	Name:
Title:	Title:

49

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES

10TH FLOOR

TWO LINCOLN CENTRE
5430 LBJ FREEWAY DALLAS, TX 75240

LINCOLN CENTRE

TIAA CREF
FINANCIAL SERVICES FOR THE GREATER GOOD

SUITE 1010
14,789 RSF

CUSHMAN & WAKEFIELD

INTERPRISE
Imagine. Innovation. Inside.

A-1-1

EXHIBIT A-1 (cont.)

11TH FLOOR

TWO LINCOLN CENTRE
5420 LBJ FREEWAY DALLAS, TX 75240

Lincoln Centre

TIAA

SUITE 1100
32,383 RSF

CUSHMAN & WAKEFIELD

INTERPRISE

Imagine. Innovation. Inside.

A-1-2

EXHIBIT A-1 (cont.)

0 5' 10' 20'
SCALE

3RD FLOOR

TWO LINCOLN CENTRE
5430 LBJ FREEWAY DALLAS, TX 75240

LINCOLN CENTRE

TIAA CREF
FINANCIAL SERVICES FOR THE GREATER GOOD

SUITE 380
3,000 RSF

CUSHMAN & WAKEFIELD

INTERPRISE
Imagine. Innovation. Inside.

A-1-3

EXHIBIT A-2

LEGAL DESCRIPTION OF THE PROPERTY

BUILDING ONE

Being a tract of land situated in the Isaiah Park Survey, Abstract No. 1144, Dallas County, Texas and being part of the City of Dallas Block 7000, and being more particularly described as follows:

BEGINNING at the intersection of the South line of IH-635 (variable width) and the West line of Noel Road (60 ft. R.O.W.); Thence along said West line of Noel Road and along a circular curve to the right having a beginning tangent of South 25E 53’ 11” East, a central angle of 25E 57’ 41”, a radius of 50.00 ft., a tangent length of 11.53 ft. and an arc length of 22.66 ft. to the end of said circular curve to the right;

THENCE South 0E 04’ 30” West along said West line of Noel Road a distance of 414.27 ft. to a point for a corner;

THENCE North 89E 55’ 30” West departing said West line of Noel Road a distance of 260.03 ft. to a point for a corner;

THENCE North 0E 01’ 56” East a distance of 89.08 ft. to a point for a corner;

THENCE South 89E 47’ 55” West a distance of 279.59 ft. to a point for a corner;

THENCE South 89E 54’ 25” West a distance of 109.46 ft. to a point for a corner;

THENCE North 0E 02’ 56” West a distance of 145.00 ft. to a point for a corner;

THENCE North 36E 29’ 54” West a distance of 52.74 ft. to a point for the beginning of a circular curve to the left;

THENCE along said circular curve to the left having a beginning tangent bearing of South 75E 26’ 44” West, a central angel of 34E 51’ 45”, a radius of 550.0 ft., a tangent length of 172.69 ft. and an arc length of 334.66 ft. to a point of compound circular curvature;

THENCE along said compound curve having a beginning tangent bearing of South 40E 34’ 59” West, a central angle of 43E 42’ 32”, a radius of 425.0 ft., a tangent length of 170.46 ft. and an arc length of 324.22 ft. to end of said curve to the left;

THENCE South 89E 53’ 54” West a distance of 60.57 ft. to a point for a corner;

THENCE North 18E 17’ 28” West a distance of 151.56 ft. to a point for a corner;

THENCE North 24E 50’ 40” West a distance of 163.64 ft. to a point in said South line of IH-635 for a corner;

THENCE North 67E 20’ 10” East along said South line of IH-635 a distance of 95.0 ft. to a point for a corner;

THENCE continuing along said South line of IH-635 North 51E 20’ 10” East a distance of 263.0 ft. to a point for a corner;

THENCE continuing along said South line of IH-635 North 64E 20’ 10” East a distance of 249.78 ft. to a point for a corner;

A-2-1

THENCE continuing along said South line of IH-635 North 80E 20’ 10” East a distance of 201.10 ft. to a point for a corner;

THENCE continuing along said South line of IH-635 South 89E 57’ 10” East a distance of 517.62 ft. to the Point of Beginning and containing 8.2064 Acres (357,471 sq. ft.) of land.

BUILDING TWO

Being a tract of land situated in the Isaiah Park Survey, Abstract No. 1144, Dallas County, Texas and being part of the City of Dallas Block 7000, and being more particularly described as follows:

BEGINNING at the intersection of the South line of IH-635 (variable width) and the West line of Noel Road (60 ft. R.O.W.); Thence along said West line of Noel Road and along a circular curve to the right having a beginning tangent of South 25E 53' 11" East, a central angle of 25E 57' 41", a radius of 50.00 ft., a tangent length of 11.53 ft. and an arc length of 22.66 ft. to the end of said circular curve to the right; Thence South 00E 04' 30" West along said West line of Noel Road a distance of 691.65 ft. to the True Point of Beginning:

THENCE South 00E 04' 30" West continuing along said West line of Noel Road a distance of 235.33 ft. to a point for a corner;

THENCE North 89E 55' 30" West leaving said West line of Noel Road a distance of 241.80 ft. to a point for a corner;

THENCE South 00E 04' 30" West a distance of 15.30 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 36.76 ft. to a point for a corner;

THENCE South 00E 04' 30" West a distance of 38.41 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 57.00 ft. to a point for a corner;

THENCE North 00E 04' 30" East a distance of 6.3 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 28.14 ft. to a point for a corner;

THENCE South 0E 04' 30" West a distance of 7.5 ft. to an iron rod for a corner;

THENCE North 89E 55' 30" West a distance of 16.2 ft. to an iron rod for a corner;

THENCE North 0E 04' 30" East a distance of 7.5 ft. to an iron rod for a corner;

THENCE North 89E 55' 30" West a distance of 191.5 ft. to an iron rod for a corner;

THENCE South 00E 04' 30" West a distance of 18.0 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 82.0 ft. to a point for a corner;

THENCE North 00E 04' 30" East a distance of 24.5 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 32.10 ft. to a point for a corner;

THENCE North 00E 04' 30" East a distance of 31.00 ft. to a point for a corner;

A-2-2

THENCE North 89E 55' 30" West a distance of 157.5 ft. to a point for a corner;

THENCE South 0E 04' 30" West a distance of 13.4 ft. to an iron rod for a corner;

THENCE North 89E 55' 30" West a distance of 27.6 ft. to an iron rod for a corner;

THENCE North 0E 04' 30" East a distance of 13.4 ft. to an iron rod for a corner;

THENCE North 89E 55' 30" West a distance of 100.29 ft. to an iron rod for a corner;

THENCE South 00E 04' 30" West a distance of 135.38 ft. to a point for a corner;

THENCE South 73E 05' 00" West a distance of 86.27 ft. to a point in the East line of a 100 ft. Dallas Power & Light Company R.O.W. for a corner;

THENCE North 16E 55' 00" West along said East line of 100 ft. Dallas Power & Light Company R.O.W. a distance of 465.82 ft. to a point for a corner;

THENCE South 89E 55' 30" East a distance of 562.31 ft. to a point for a corner;

THENCE North 30E 04' 30" East a distance of 57.58 ft. to a point for a corner;

THENCE South 89E 55' 30" East a distance of 62.95 ft. to a point for a corner;

THENCE South 30E 04' 30" West a distance of 57.58 ft. to a point for a corner;

THENCE South 89E 55' 30" East a distance of 294.93 ft. to a point for a corner;

THENCE South 00E 04' 30" West a distance of 39.65 ft. to a point for a corner;

THENCE South 89E 55' 30" East a distance of 269.33 ft. to the True Point of Beginning and containing 8.0410 Acres (350,266 sq. ft.) of land.

BUILDING THREE

Being a tract of land situated in the Isaiah Park Survey, Abstract No. 1144, Dallas County, Texas and being part of the City of Dallas Block 7000, and being more particularly described as follows:

BEGINNING at the intersection of the South line of IH-635 (variable width) and the West line of Noel Road (60 ft. R.O.W.); Thence along said West line of Noel Road and along a circular curve to the right having a beginning tangent bearing of South 25E 53' 11" East, a central angle of 25E 57' 41", a radius of 50.00 ft., a tangent length of 11.53 ft. and an arc length of 22.66 ft. to the end of said circular curve to the right; Thence South 00E 04' 30" West along said West line of Noel Road a distance of 926.98 ft. to the TRUE POINT OF BEGINNING;

THENCE South 00E 04' 30" West continuing along said West line of Noel Road a distance of 181.21 ft. to a point for a corner;

THENCE South 37E 25' 55" West a distance of 7.95 ft. to an iron rod set in the North line of Harvest Hill Road (60 ft. R.O.W.) for a corner;

THENCE South 74E 47' 20" West along said North line of Harvest Hill Road a distance of 826.08 ft. to an iron rod set for the beginning of a circular curve to the right;

A-2-3

THENCE along said circular curve to the right having a beginning tangent bearing of South 74E 47' 20" West, a central angle of 07E 33' 56", a radius of 1243.24 ft., a tangent length of 82.20 ft., and an arc length of 164.16 ft. along said North R.O.W. line of Harvest Hill Road;

THENCE North 53E 45' 23" West a distance of 14.71 ft., to an iron rod set in the East line of a 100 ft. Dallas Power & Light Company R.O.W.;

THENCE North 16E 55' 00" West along said East line of 100 ft. Dallas Power & Light Company R.O.W. a distance of 270.66 ft., to an iron rod set for a corner;

THENCE North 73E 05' 00" East a distance of 86.27 ft. to an iron rod set for a corner;

THENCE North 00E 04' 30" East a distance of 135.38 ft. to an iron rod set for a corner;

THENCE South 89E 55' 30" East a distance of 100.29 ft. to an iron rod set for a corner;

THENCE South 0E 04' 30" West a distance of 13.4 ft. to an iron rod for a corner;

THENCE South 89E 55' 30" East a distance of 27.6 ft. to an iron rod for a corner;

THENCE North 0E 04' 30" East a distance of 13.4 ft. to an iron rod for a corner;

THENCE South 89E 55' 30" East a distance of 157.5 ft. to an iron rod for a corner;

THENCE South 00E 04' 30" West a distance of 31.00 ft. to an iron rod set for a corner;

THENCE South 89E 55' 30" East a distance of 32.10 ft. to an iron rod set for a corner;

THENCE South 00E 04' 30" West a distance of 24.5 ft. to an iron rod set for a corner;

THENCE South 89E 55' 30" East a distance of 82.0 ft. to an iron rod set for a corner;

THENCE North 00E 04' 30" East a distance of 18.0 ft. to an iron rod set for a corner;

THENCE South 89E 55' 30" East a distance of 191.5 ft. to an iron rod set for a corner;

THENCE South 0E 04' 30" West a distance of 7.5 ft. to an iron rod for a corner;

THENCE South 89E 55' 30" East a distance of 16.2 ft. to an iron rod for a corner;

THENCE North 0E 04' 30" East a distance of 7.5 ft. to an iron rod for a corner;

THENCE South 89E 55' 30" East a distance of 28.14 ft. to an iron rod for a corner;

THENCE South 00E 04' 30" West a distance of 6.3 ft. to an iron rod set for a corner;

THENCE South 89E 55' 30" East a distance of 57.00 ft. to an iron rod set for a corner;

THENCE North 00E 04' 30" East a distance of 38.41 ft. to an iron rod set for a corner;

THENCE South 89E 55' 30" East a distance of 36.76 ft. to an iron rod set for a corner;

THENCE North 00E 04' 30" East a distance of 15.30 ft. to an iron rod set for a corner;

THENCE South 89E 55' 30" East a distance of 241.80 ft. to the TRUE POINT OF BEGINNING and containing 6.8002 acres (296,216 sq. ft.) of land.

A-2-4

EXHIBIT B-1

LANDLORD WORK LETTER

A.                  TURNOVER WORK. Landlord, at its sole cost and expense, shall construct or cause to be constructed the “Turnover Work” (herein so called) identified on Schedule 2 to this Exhibit B-1. The term “Substantially Complete” and any derivations thereof mean the Turnover Work in the Premises are substantially completed (as reasonably determined by Landlord). Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

B.                   TENANT DELAYS. If Landlord is delayed in substantially completing the Turnover Work as a result of any of the following ("Tenant Delay(s)"):

(1)                Tenant's failure to promptly and timely furnish any information required by Landlord;

(2)                Tenant's request for materials, finishes, or installations other than Landlord's Building standard items or for long lead items; or

(3)                because Tenant fails to attend any meeting with Landlord, the architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the performance of the Turnover Work; or

(4)                because a Tenant Party otherwise delays completion of the Turnover Work;

then the date of Substantial Completion is accelerated by the number of days of Tenant Delays.

C.                   EARLY ENTRY. Upon request by Tenant, Landlord shall permit Tenant and its contractors to enter the Premises prior to Substantial Completion of the Turnover Work, in order that Tenant may perform the Tenant Finish Work (defined on Exhibit B-2) while Landlord's contractors are working (an "Early Entry"). This license to enter prior to Substantial Completion of Turnover Work is subject to the following conditions:

(1)                Tenant's contractor(s) must work in harmony and not interfere with Landlord's contractors and subcontractors;

(2)                prior to commencement of the work by Tenant's contractor(s), Tenant must deliver evidence to Landlord of compliance with the requirements of Paragraph 8; and

(3)                Tenant is subject to all terms of this Lease other than the obligation to pay Base Rent and Tenant's share of electricity and Operating Expenses.

Landlord may revoke this license upon forty-eight (48) hours' notice to Tenant if the entry causes disharmony or interference with the Turnover Work.

NO LANDLORD INDEMNITEE IS LIABLE IN ANY WAY FOR ANY INJURY, LOSS, OR DAMAGE THAT OCCURS TO ANY OF TENANT'S DECORATIONS OR INSTALLATIONS MADE PRIOR TO SUBSTANTIAL COMPLETION OF THE TURNOVER WORK, THE ENTRY BEING SOLELY AT TENANT'S RISK. TENANT SHALL INDEMNIFY, DEFEND, AND HOLD LANDLORD INDEMNITEES HARMLESS FROM ANY CLAIMS ARISING FROM ACTIVITIES OF TENANT'S CONTRACTORS, WORKERS, AND MECHANICS, EVEN IF DUE IN WHOLE OR IN PART TO THE NEGLIGENCE OR STRICT LIABILITY OF ANY LANDLORD INDEMNITEE.

D.                  PROJECT ENGINEER. Landlord shall use the fire alarm, mechanical, electrical, and plumbing engineer(s) of record for the Centre in connection with any Turnover Work affecting the Building's fire alarm, mechanical, electrical, or plumbing systems.

B-1-1

E.                   PUNCHLIST. Landlord will notify Tenant in writing ten (10) days prior to the date Landlord anticipates the Possession Date will occur (the “Possession Notice”). Within three (3) business days after the date of the Possession Notice, Landlord and Tenant mutually agree upon a date to meet and inspect the Premises. Tenant shall reasonably specify any part of the Turnover Work that is not Substantially Complete by delivering a punchlist to Landlord on the next business day after the date of the inspection. Landlord shall correct the items shown on the punchlist that are not Substantially Complete with reasonable due diligence and will have access to the Premises to do so.

B-1-2

schedule 1

a.	Tenant’s Service Providers shall, at each party's own expense, maintain insurance as set forth below. Each Service Provider shall maintain the following insurance at all times when the Service Provider performs work in or delivers to the Centre:

1.	Commercial general liability insurance written on the most current form of ISO CG 00 01 (occurrence basis) or its equivalent, have a minimum each occurrence limit of $1,000,000, a minimum general aggregate limit of $2,000,000, and not exclude this Lease from the definition of “Insured Contract” under the contractual liability provisions;

2.	Workers' compensation insurance complying with statutory requirements of the State of Texas and employers liability insurance in amounts not less than $500,000 bodily injury per accident/$500,000 disease each employee/$500,000 disease policy limit;

3.	Business automobile insurance for claims arising out of ownership, maintenance, or use of owned, non-owned, and hired motor vehicles at, upon, or away from the Centre. The minimum limits must be $1,000,000 each occurrence;

4.	Excess/umbrella liability insurance, applying on at least a "following form" (or primary) basis, in excess of commercial general liability, employers liability, and business automobile liability, with a minimum limit of $3,000,000 each occurrence and aggregate, where applicable; and

5.       Such additional insurance coverages or other policy limits as Landlord reasonably requires.

B.	Landlord, Landlord’s designated property management firm and all Landlord Indemnitees shall be named additional insureds on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “IX” in Best’s Insurance Guide (latest edition in effect as of the date of this Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD AND THE LANDLORD INDEMNITEES, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NON-RENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. In addition, all policies of the Service Providers shall be endorsed to be primary, with the policies of all Landlord Indemnitees being excess, secondary and non-contributing. Each Service Provider hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by it or on its behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date each Service Provider first enters the Centre and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, each Service Provider shall allow Landlord, at all reasonable times, to inspect its policies of insurance required herein.

C.	With respect to insurance coverages, except worker’s compensation, maintained hereunder by each Service Provider and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by each Service Provider shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and each Service Provider shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by each Service Provider shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Each Service Provider shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Each Service Provider shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time.

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SCHEDULE 2

1.	Deliver the base mechanical, electrical, plumbing, and HVAC systems serving the Premises in good working order.

2.	Deliver electrical service to the electrical closets on the 10th floor and the 11th floor, with 120/208-volt power panels, transformers, and circuit breakers in place.

3.	Provide connection “stub outs” for vent and tepid water at all wet columns on the 10th floor and the 11th floor for use by Tenant.

4.	Provide connection points on the 10th floor and the 11th floor for the fire alarm system, which shall be installed, operating, and tested in accordance with applicable Law.

5.	Deliver the common corridors, multi-tenant corridors, and common elevator lobbies serving the 10th floor of the Building in compliance with the ADA, the TABA, Building Code, City Code, and all other applicable Laws.

6.	Deliver the restrooms serving the 10th floor and the 11th floor of the Building in compliance with the ADA, the TABA, Building Code, City Code and all other applicable Laws.

7.	Delivery of the Premises free of all Hazardous Materials in violation of applicable Law (including mold), including insulation on steam pipes, piping within columns, and within any under floor distribution systems.

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EXHIBIT B-2

TENANT WORK LETTER

A.	PLANS AND SPECIFICATIONS. Tenant shall submit to Landlord at least 30 days prior to commencement of any remodeling in the Premises complete initial plans and specifications (the “Initial Construction Documents”) for the remodeling of the Premises. The Initial Construction Documents must include detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws and sufficient to accommodate Tenant’s Permitted Density, including without limitation:

1.	General Notes Sheet

2.	Demolition Plan

3.	New Construction Plan with details of all new improvements

4.	Finishes Plan

5.	Electrical, Mechanical and Plumbing Plan

Within 10 days after receipt of the Initial Construction Documents, Landlord shall deliver to Tenant a notice either approving or disapproving them. Any disapproval must specify in reasonable detail the reasons for the disapproval. If Tenant does not receive a notice from Landlord disapproving the Initial Construction Documents within the 10-day period, Landlord is deemed to approve the Initial Construction Documents. If Landlord disapproves the Initial Construction Documents, Tenant shall revise them to conform to Landlord’s objections and deliver complete copies of the revised Initial Construction Documents to Landlord. If upon providing its approval, the Landlord does not communicate in writing its requirement for Tenant to restore any of the improvements at the expiration of the Lease Term, then at the expiration of the Lease Term or earlier termination thereof, the Tenant shall not have no obligation to restore any of the improvements, which are included in the Initial Construction Documents, to the original condition prior to construction. In addition to the construction allowance, the Landlord will reimburse Tenant up to $5,017.20 (the "Test Fit Allowance") for costs incurred in preparation of an initial "test fit" drawing with up to two (2) revisions.

The approved Initial Construction Documents are referred to as the “Construction Documents” and all work to be performed by Tenant pursuant to the Construction Documents is referred to as the “Tenant Finish Work”. Landlord’s approval of the Construction Documents is not a warranty that the Construction Documents comply with applicable Laws.

B.	TENANT FINISH WORK.

1.	Tenant shall have the right to select its own architect. Tenant will hold the contract and manage its construction. Tenant may elect to retain a construction or project manager of its choice.

2.	Prior to commencing the Tenant Finish Work, Tenant shall competitively bid the Tenant Finish Work to at least three general contractors mutually approved by Landlord and Tenant. Sub-contractor selections shall not be subject to Landlord’s approval, except as otherwise provided in this Lease. Tenant shall promptly provide Landlord with copies of each of bids received for the Tenant Finish Work and Landlord shall be allowed to review such submitted bids. Landlord and Tenant shall have five business days after receipt and delivery of the last of the three bids to mutually agree upon which (if any) of the bids will be accepted for the Tenant Finish Work.

3.	Landlord shall provide to Tenant a construction allowance not to exceed $3,386,610.00 (the “Allowance”) to be applied toward the Actual Cost of the Tenant Finish Work. Landlord shall pay to Tenant, or upon Tenant’s written request, to Tenant’s general contractor, the Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items from Tenant’s Construction Representative (defined below): (a) a request for payment, (b) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Tenant Finish Work, fully executed, acknowledged and in recordable form, and (c) the architect’s certification that the Tenant Finish Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 10% of the Allowance, (1) the permanent certificate of occupancy issued for the Premises, (2) Tenant’s occupancy of the Premises, and (3) delivery of the architectural “as-built plan for the Tenant Finish Work as constructed (as set forth above) to Landlord’s construction representative (set forth below) (a “Completed Application for Payment”). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within 30 days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until 30 days following Landlord’s receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the Tenant Finish Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Building or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Allowance are not satisfied, or (D) an event of default by Tenant exists The Allowance must be used (that is, the Tenant Finish Work must be fully complete and the Allowance disbursed) by March 31, 2021 or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

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4.	The term “Actual Cost” means the cost of all labor and materials and all hard and soft costs relating to the Tenant Finish Work, together with a construction management fee of 1% of the hard construction costs to be paid to Landlord’s construction manager (provided, such amount shall not exceed 1% of the Allowance) and a construction management fee of 3% of the total construction costs to be paid to Tenant’s construction manager). The following costs will not be included in the “Soft Cost Allowance” definition herein: interior improvements, architectural and engineering fees, construction management fees, all signage costs, permitting fees, and asbestos testing. The Allowance may be utilized to pay for all interior improvements, architectural and engineering fees, construction management fees and project management fees, all signage costs, permitting fees, and asbestos testing. Tenant may apply up to $1,153,956.00 of the Allowance (the “Soft Cost Allowance”) toward the soft costs portion of the Actual Cost of Tenant Finish Work, including without limitation, voice and data cabling costs, moving costs, audio/visual equipment costs, security/access costs, generator costs, other consultant fees (other than architect fees, engineer fees and project management fees), server costs, and infrastructure costs. Of the Soft Cost Allowance, $501,720.00 may be applied against the cost of Tenant’s furniture, fixtures, and equipment, including procurement and installation. Additionally, Tenant may apply up to $250,860.00 of the Allowance against Base Rent as the same comes due under the Lease.

5.	Tenant, at its cost and risk (subject to application of the Allowance by Landlord), shall construct or cause to be constructed the Tenant Finish Work in substantial accordance with the Construction Documents. Tenant shall allow Landlord access to the Premises at all times to inspect the Tenant Finish Work. Landlord has no obligation to inspect the Tenant Finish Work. No inspection by Landlord of the Tenant Finish Work is a warranty that the Tenant Finish Work complies with the Construction Documents or any applicable Laws.

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C.	CONSTRUCTION REPRESENTATIVES. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Scott Stovall
c/o Cushman & Wakefield of Texas, Inc.
5430 LBJ Freeway, Suite 200
Dallas, TX 75240
Telephone:

Tenant’s Representative:	Tarek Timol
c/o Hallmark Financial Services, Inc.
777 Main Street, Suite 1000 Fort Worth, Texas 76102
Telephone:

D.	LANDLORD DELAYS. If Tenant is delayed in substantially completing the Tenant Finish Work as a result of any of the following (“Landlord Delay(s)”):

1.	Any violations of applicable Law related to the Building in existing prior to the Possession Date; or

2.	because a Landlord Indemnitee otherwise delays completion of the Tenant Finish Work;

then the Commencement Date is postponed by the number of days of Landlord Delays.

E.	GENERAL.

1.	Any changes to the Construction Documents must first be submitted to Landlord for review and approval, which shall not be unreasonably withheld, conditioned or delayed in connection with non-structural alterations that do not affect the Building’s systems, prior to the work reflected in such amended Construction Documents being undertaken by Tenant. Landlord shall provide a written response to changes to the Construction Documents within five (5) business days following receipt thereof.

2.	Workmanship and materials to be used in the Tenant Finish Work shall be at least Building-standard. Any approval by Landlord of the Construction Documents shall not in any way constitute a representation or warranty of Landlord as to the adequacy of sufficiency of the Construction Documents; such approval shall merely be the consent of Landlord as may be required hereunder in connection with the Tenant Finish Work in accordance with the Construction Documents under the terms of the Lease.

3.	Tenant shall perform the Tenant Finish Work consistent with Building Rules and Regulations, in a manner to minimize noise and other interference with tenants of the Centre and shall remove all trash and debris from the Premises on a daily basis.

4.	Upon completion of the construction of Tenant Finish Work, Tenant shall promptly restore any area of the Centre damaged as a result of Tenant’s construction of the Tenant Finish Work to the condition existing prior to the commencement of such construction.

5.	Any entry upon the Premises by Tenant and its agents and contractors shall be deemed to be under all of the terms, the covenants provisions and conditions of the Lease, excepting only the covenant to pay Rent for the Premises. All of Tenant’s materials, work, installations and decorations of any nature brought upon or installed in the Premises before the Commencement Date shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof.

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6.	Tenant shall be required to use Landlord’s designated mechanical, electrical and plumbing contractors and fire alarm contractor. Landlord shall designate from time to time (i) the mechanical, electrical and plumbing engineers of record for the Centre, and (ii) the fire alarm contractor of record for the Centre.

7.	All contractors, subcontractors, suppliers, service providers, moving companies, and others performing work of any type for Tenant in the Centre shall comply with the insurance provisions contained in this Lease.

8.	Landlord shall provide priority use the Building freight elevators serving the 10th and 11th floors at no additional cost during Tenant’s construction of the Tenant Finish Work.

9.	During Tenant’s construction of the Tenant Finish Work, Landlord, at no cost to Tenant, shall furnish temporary power and HVAC to the Premises. During the construction period, there shall not be any “tap in” charges for Tenant connecting to supplemental air conditioners, sprinklers, and other Building systems.

10.	During Tenant’s construction of the Tenant Finish Work, Landlord shall provide power during Business Hours at no cost to Tenant prior to the Commencement Date, except Tenant shall be responsible for Tenant’s Proportionate Share of Electricity Costs during the Beneficial Occupancy Period.

11.	Landlord shall provide, at no expense to Tenant, electric power, water, during Tenant’s construction of the Tenant Finish Work. Tenant shall not be responsible for any additional Building charges, including, but not limited to, freight elevator usage during Building Hours, operator’s cost unless coordination is needed, loading dock fees during the Building’s normal dock operating hours, or security guard charges unless needed.

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EXHIBIT C

BUILDING RULES AND REGULATIONS

1.                   Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

2.                   Plumbing fixtures and appliances shall be used only for the purposes for which constructed and no unsuitable material shall be placed therein.

3.                   No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building except in such color, size and style and in such places as shall be first approved in writing by Landlord in its reasonable discretion, which shall not be withheld, conditioned or delayed. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

4.                   Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5.                   Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

6.                   A Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

7.                   Corridor doors, when not in use, shall be kept closed.

8.                   All deliveries must be made via the service entrance and service elevator. Landlord’s written approval must be obtained for any delivery after normal working hours.

9.                   Each Tenant shall cooperate with Landlord’s employees in keeping their leased premises neat and clean.

10.                Tenants shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leased premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

11.                No animals shall be brought into or kept in or about the Building, except guide dogs or similar support animals accompanying persons who are physically disabled.

12.                All Common Areas at the Centre are smoke-free. This includes all exterior building entrances, lobbies, garage lobbies, hallways, restrooms, elevators and fire stairwells. Additionally, pipe and/or cigar smoking is not permitted inside the building.

13.                When conditions are such that Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m., respectively.

14.                No machinery of any kind, other than ordinary office machines such as computers, copiers and calculators, shall be operated on the leased premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments, or any illuminating materials). No space heaters or fans shall be operated in the Building.

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15.                No bicycles, motorcycles or similar vehicles will be allowed in the Building.

16.                No nails, hooks or screws shall be driven into or inserted in any part of the Building except as approved by Landlord.

17.                Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

18.                No food and/or beverages shall be sold from Tenant’s office without the prior written approval of the Building manager.

19.                No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the leased premises by Landlord. No duplicates of such keys shall be made by Tenants. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord. No dead bolt locks are allowed.

20.                Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishing for Landlord’s access will be the Tenant’s responsibility. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

21.                Tenant shall comply with parking rules and regulations as may be posted or distributed from time to time.

22.                No portion of the Building shall be used for the purpose of lodging rooms.

23.                Tenant is responsible for their vendor’s insurance. A sample vendor insurance document is available from the management office. Tenant must submit proper vendor insurance 24 hours in advance before a vendor will be allowed to work or deliver to the premises.

24.                Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of window shades, blinds or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant’s expense.

25.                No Tenant shall make any changes or alterations to any portion of the Building without Landlord’s prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord’s supervision.

26.                Tenants shall provide Plexiglas or other pads for all chairs mounted on rollers or casters.

27.                Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be necessary or advisable for the operations of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

28.                Pursuant to Section 30.07, Texas State Penal Code (trespass by license holder with an openly carried handgun), a person licensed under Subchapter H, Chapter 411, Government Code (handgun licensing law), may not enter this property with a firearm that is carried openly.

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EXHIBIT D

FORM TENANT ESTOPPEL CERTIFICATE

TO:	____________ (“Landlord”) ____________ ____________

and:
_____________ (“Third Party”)
_____________
_____________

Re:	Property Address:
Lease Date: _________________
Between ________________________________________, Landlord and
____________________________________, Tenant
Square Footage Leased: _______________________
Suite No. __________
Floor: _____________

The undersigned tenant (“Tenant”) hereby certifies to Third Party and Landlord as follows:

1.                   The above-described Lease has not been canceled, modified, assigned, extended or amended except __________________________________.

2.                   Base Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except $__________, and the amount of the security deposit is $____________.

3.                   Base Rent is currently payable in the amount of $ ____________ monthly exclusive of Tenant’s Proportionate Share of Operating Expenses.

4.                   The Lease terminates on ___________, 20__ subject to any renewal option(s) set forth in the Lease.

5.                   All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, except ____________________________________________________________________.

6.                   The Lease is: (a) in full force and effect; (b) to Tenant’s actual knowledge, free from default; and (c) to Tenant’s actual knowledge, Tenant has no claims against the Landlord or offsets against rent.

7.                   The Base Year for Operating Expenses, as defined in the said Lease, is _____________________.

8.                   The undersigned has no right or option pursuant to the said Lease or otherwise to purchase all or any part of the Premises or the Building of which the Premises are a part.

9.                   There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the Premises and Building.

10.                The statements contained herein may be relied upon by the Landlord and by any prospective purchaser of the property of which the Premises is a part and its mortgage lender.

If a blank in this document is not filled in, the blank will be deemed to read “none”.

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If Tenant is a corporation, the undersigned signatory is a duly appointed Officer of the corporation.

Dated this _____ day of _______, 20__.

Tenant:

By:
Name:
Title:

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EXHIBIT E

TENANT’S COMMENCEMENT LETTER

To:	____________________________ (“Landlord”)

Date:	____________________________

Tenant’s Commencement Letter

____________________________________

The undersigned, as the Tenant under that certain Office Lease (the “Lease”) dated ______________, made and entered into between ____________________, a __________________ as Landlord, and the undersigned, as Tenant, hereby certifies that:

1.	The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2.	The Commencement Date of the Lease was ________________.

3.	The expiration date of the Lease is __________________.

4.	The Lease is in full force and effect and has not been modified or amended.

5.	Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned.

Very truly yours,

,
a _______________________________

By:
Name:
Title:

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EXHIBIT F

RENEWAL OPTION

This Exhibit “F” (“Renewal Exhibit”) describes and specifies the option, granted by Landlord to Tenant to extend and renew this Lease. Provided that, at the time in question, this Lease is then in full force and effect and there is no event of default under this Lease which remains uncured following any applicable notice and cure period, Tenant shall have the option (“Option”) to renew this Lease as follows:

1.       For purposes of this Renewal Exhibit, all terms defined in the Lease will be utilized herein without further definition. Terms specifically applicable to this Renewal Exhibit shall have the meaning specified in this Renewal Exhibit and shall be delineated by initial capital letters.

2.       Tenant may, by notifying Landlord of its election in writing not less than nine (9) months nor more than twelve (12) months prior to the end of the Lease Term (the “Renewal Notice”), renew this Lease for (i) two (2) additional terms of five (5) years each or (ii) one (1) additional term of ten (10) years (as elected by Tenant and as applicable, “Renewal Term”) beginning on the date next following the expiration date of the Initial Term. The Renewal Notice must elect either option (i) or (ii) above. If Tenant fails to make such election in the Renewal Notice, Tenant will be deemed to have elected option (i).

3.       The renewal of this Lease will be upon the same terms, covenants, and conditions applicable during the Lease Term, as provided in the Lease, except that (a) the Base Rent payable during the Renewal Term shall be an amount equal to the existing “market rental rate” (as defined below) as of the date on which the Renewal Term commences, (b) the defined term “Lease Term” shall be deemed to include the “Renewal Term”, and (c) no further renewal option shall apply to the Renewal Term. In addition, Base Rent shall continue to be adjusted as provided in Paragraph 3 of the Lease.

4.       Within 30 days after Landlord receives the Renewal Notice, Landlord shall deliver a notice to Tenant specifying the Market Rental Rate (the "Market Rental Rate Notice"). The term "Market Rental Rate" means the prevailing fair market rent and other applicable terms nine (9) months prior to the commencement of the applicable Renewal Term for renewing tenants of similar credit standing as Tenant in comparable space with equivalent quality, size, utility and location, similar to the Premises for the length of the Renewal Term during the same period, for comparable buildings in the Lower Tollway Class A office submarket. Tenant shall notify Landlord within 15 days after the date of the Market Rental Rate Notice whether it approves Landlord's designation of Market Rental Rate (the "Response Notice"), and if Tenant does not timely give a Response Notice, Tenant is deemed to reject the Market Rental Rate specified in the Market Rental Rate Notice. If Tenant gives a valid Response Notice that it disapproves of Landlord's designation of Market Rental Rate, then Landlord and Tenant shall negotiate in good faith for a period of 30 days after the date of the Response Notice to reach agreement on the Market Rental Rate. If Landlord and Tenant do not reach agreement on the Market Rental Rate within the 30-day period, then Tenant, as its sole remedy, may revoke its exercise notice by delivering a "Revocation Notice" (herein so called) to Landlord within 5 days after the end of the 30-day negotiation period.

5.       The failure of Tenant to exercise the Option herein granted within the time period set forth herein shall constitute a waiver and termination of such Option. In addition, any termination of this Lease during the Lease Term or any assignment, subletting, or other transfer by Tenant, whether or not with the approval of Landlord, shall terminate the Option contained in this Renewal Exhibit.

6.       If Tenant rejects Landlord’s determination of the Market Rental Rate and timely notifies Landlord thereof, Tenant may, in its notice to Landlord, require that the determination of the Market Rental Rate be made by brokers (and if Tenant makes such election, Tenant shall be deemed to have irrevocably renewed the Lease Term, subject only to the determination of the Market Rental Rate as provided below). In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker with at least ten years' experience in leasing property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of Market Rental Rate within 20 days after their retention. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Market Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Market Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

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7.       Should Tenant elect to arbitrate and should the arbitration not have been concluded prior to the expiration of the Initial Term, Tenant shall pay Base Rent and Additional Rent to Landlord after such Initial Term expiration, including Base Rent adjusted to reflect the Market Rental Rate as Landlord has so determined. If the amount of the Market Rental Rate as determined by arbitration is greater than or less than Landlord's determination, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within thirty (30) days after such determination of the Market Rental Rate.

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EXHIBIT G

Right of First REFUSAL

1.                   If during the Lease Term any of the remaining space on the 10th floor of the Building or any space on the 9th or 12th floors of the Building that is contiguous to the Premises is available for lease and Landlord receives a third party offer covering all of the essential terms (collectively, the “Third Party Terms”) for a lease of any of such space (the applicable space available for lease being the “First Refusal Space”), which offer Landlord is willing to accept, then Landlord shall deliver a notice to Tenant (the “First Refusal Notice”) offering to lease the First Refusal Space to Tenant under the Third Party Terms. As used in this Exhibit G only, the term “available for lease” means that the First Refusal Space is not then subject to any existing rights of third parties, including rights of first refusal, expansion rights, extension rights, options to lease, or other rights nor subject to renewal by tenants in the Building as of the date of this Lease, regardless whether their leases contain options to renew as of the date of the Lease.

2.                   Tenant may elect to lease the First Refusal Space under the Third Party Terms by delivering a notice (the “Response Notice”) to Landlord within 5 business days after the date of the First Refusal Notice. If (i) Landlord does not receive the Response Notice within the 5 business day period or (ii) in the Response Notice Tenant elects not to lease the First Refusal Space under the Third Party Terms, then Tenant is deemed to waive its right to lease the First Refusal Space and Tenant has no further rights under this Exhibit G with regard to the applicable First Refusal Space. Notwithstanding the foregoing, however, if Landlord does not then execute a lease for the First Refusal Space with any third party within 120 days of the First Refusal Notice or in the event that the Landlord changes the economic terms presented in the First Refusal Notice by five (5%) or more in favor of the prospective tenant, then in either event this Exhibit G, and the parties' rights and obligations hereunder, will be reinstated in their entirety.

3.                   If Tenant timely delivers a Response Notice electing to lease First Refusal Space under the Third Party Terms, then Landlord shall prepare, and Landlord and Tenant shall promptly execute and deliver, an appropriate amendment to the Lease adding the First Refusal Space to the Premises upon the terms specified in this Exhibit G.

4.                   Landlord is not obligated to offer the First Refusal Space to Tenant, and Tenant may not exercise its option to lease the First Refusal Space, if (i) an event of default is then outstanding beyond any applicable notice and cure period, or (ii) Tenant has assigned this Lease or sublet more than 35% of the Premises except to a Permitted Transferee.

5.                   Notwithstanding the terms of this Exhibit G, if Tenant exercises its right under this Exhibit G on or before November 30, 2020, subject to availability, regardless of whether there is a bond-fide third party offer, Tenant shall lease such First Refusal Space on the same terms and conditions as are applicable to the initial Premises; Landlord will provide parking at a ratio of 5 Garage Spaces per 1,000 square feet of Rentable Area, and the rental for such unreserved Garage Spaces shall be abated during the Initial Term; Base Rent for the First Refusal Space will be the same Base Rent as applicable to the initial Premises under this Lease and shall be coterminous with the initial Premises under this Lease and Landlord will provide the abated base rent and an allowance, equal to the abated Base Rent and the Allowance of the Lease, prorated based on the number of Lease Months remaining in the Initial Term on the effective date of such expansion, divided by 144 (the Initial Term for which Base Rent is payable).

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EXHIBIT H

REDUCTION OPTION

1.                   Provided that (i) this Lease is in full force and effect; and (ii) no event of default exists under this Lease that remains uncured beyond any applicable notice and cure period either on the date Tenant exercises its Contraction Option (as hereinafter defined) or on the Contraction Date (as hereinafter defined), (iii) Landlord and Tenant enter into an amendment to expand the 1100 Premises by at least 3,000 square feet of Rentable Area (the “Additional Premises’), and (iv) Tenant delivers Tenant’s prior written notice to Landlord of its intention to terminate (the “Contraction Notice”), at least 30 days prior to the Contraction Date, Tenant shall have the option (“Contraction Option”) to terminate this Lease as of the Contraction Date with respect to the 380 Premises (“Contraction Premises”). As used herein, the “Contraction Date” shall mean the date on which the Premises are expanded to contain the Additional Premises. Tenant shall pay all Rent due to and through the Contraction Date and shall surrender the Contraction Premises to Landlord on or before the Contraction Date in the manner and in the condition provided for in this Lease. Tenant’s failure to satisfy its obligation to vacate the Contraction Premises in accordance with this Exhibit H shall constitute an event of default and a holdover under this Lease, entitling Landlord to any and all remedies under this Lease, at law and/or in equity and to holdover rent pursuant to Paragraph 20(f).

2.       Tenant shall permit Landlord or its agents, at any time on and after the date Tenant delivers the Contraction Notice to Landlord, and without notice or charge therefore to Landlord and without diminution of Rent to enter the Contraction Premises to exhibit the same to prospective tenants with one (1) business day notice on and after the date Tenant delivers the Contraction Notice to Landlord.

3.       If Tenant exercises its Contraction Option pursuant to this Exhibit H, then effective upon the Contraction Date, (i) the Contraction Premises shall be deleted from the definition of Premises; (ii) the square feet of Rentable Area of the Premises shall be reduced accordingly by the square feet of Rentable Area contained in the Contraction Premises; and (iii) the annual Base Rent shall be decreased proportionately. This Contraction Option shall automatically terminate if Tenant does not deliver a Contraction Notice in accordance with the time periods set forth in Section 1 or upon Tenant’s exercise of the Contraction Option. In addition, the Contraction Option is personal with respect to Hallmark Financial Services, Inc. or any Permitted Transferee.

4.       On or before the Contraction Date, Tenant shall surrender to Landlord all keys to any locks or doors entering or within the Contraction Premises that are not also used to access the remaining Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Contraction Premises. Within three business days prior to the Contraction Date, Tenant shall provide to Landlord a list with the name of each employee of Tenant who will retain a key or access card to the Premises. On and after the Contraction Date, Landlord shall have the right to (i) make any adjustments to the access privileges associated with the keys and access cards to be retained by the employees of Tenant identified on such list as are necessary to terminate Tenant’s access to the Contraction Premises and (ii) terminate the access privileges to any keys and access cards provided to any employees of Tenant that Tenant fails to identify as required by this Section 4.

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EXHIBIT I

TERMINATION OPTION

1.       Tenant shall have the one-time option to terminate this Lease (the "Termination Option") as of the last day of the 96th Lease Month (the "Termination Date"). Tenant may exercise the Termination Option by delivering written notice (the "Termination Notice") at least 12 months prior to the Termination Date. If Tenant elects to exercise the Termination Option, then Tenant shall pay a fee to Landlord (the "Termination Fee") in an amount equal to the unamortized portion of all transaction costs incurred by Landlord in connection with this Lease (including the commissions paid to Landlord’s broker and Tenant’s broker and the Allowance), which amount shall accrue interest at 8% per annum and be amortized over the portion of the Lease Term for which Base Rent is payable plus 6 months' Base Rent (calculated at $34.50 per RSF with regard to the 1100 Premises and $18.00 per RSF with regard to the 380 Premises). One half of the Termination Fee is due and payable with the Termination Notice; the other half must be paid at least 30 days before the Termination Date. The Termination Fee is Rent under the terms of this Lease; Tenant's failure to pay any portion of the Termination Fee when due will entitle Landlord, without further notice to Tenant, to exercise any of its rights hereunder.

2.       Tenant may not exercise the Termination Option if there is an event of default under this Lease on the date of the Termination Notice that remains uncured beyond any applicable notice and cure period.

3.       Tenant’s election to exercise the Termination Option, as evidenced by delivery of the Termination Notice, is non-revocable by Tenant; the Lease automatically terminates on the Termination Date. No termination under this Exhibit I affects any then outstanding liabilities of Landlord or Tenant under this Lease.

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EXHIBIT J

SIGNAGE

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EXHIBIT K

ROOFTOP RIGHTS

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EXHIBIT L

TEMPORARY PREMISES

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EXHIBIT L (CONT.)

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SCALE

3RD FLOOR

THREE LINCOLN CENTRE
5480 LBJ FREEWAY DALLAS, TX 75240

AN INVESTMENT OF TIAA CREF
FINANCIAL SERVICES FOR THE GREATER GOOD

LINCOLN CENTRE

SUITE 390

2,713 RSF

MARKETING PLAN

CUSHMAN & WAKEFIELD

INTERPRISE

Imagine. Innovation. Inside.

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